Exhibit 4.2

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

by and among

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
OCMUS INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION,
as Borrowers

certain Subsidiaries of HANDY & HARMAN GROUP LTD.,
as Guarantors

ABLECO, L.L.C., as Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders

Dated as of September 12, 2011

TABLE OF CONTENTS

Page

SECTION 1.DEFINITIONS		2
SECTION 2.CREDIT FACILITIES		30
2.1	[Intentionally omitted].	30
2.2	Existing Term Loans.	30
2.3	New Term Loans.	30
2.4	Mandatory Prepayments.	31
2.5	[Intentionally omitted].	34
2.6	Joint and Several Liability.	34
SECTION 3.INTEREST AND FEES		35
3.1	Interest.	35
3.2	Fees.	37
3.3	Changes in Laws and Increased Costs of Loans.	37
SECTION 4.CONDITIONS PRECEDENT		39
4.1	Conditions Precedent to Effectiveness of this Agreement.	39
4.2	[Intentionally omitted].	41
SECTION 5.GRANT AND PERFECTION OF SECURITY INTEREST		41
5.1	Grant of Security Interest.	41
5.2	Perfection of Security Interests.	43
SECTION 6.COLLECTION AND ADMINISTRATION		47
6.1	Borrowers’ Loan Accounts.	47
6.2	Statements.	47
6.3	Collection of Accounts.	47
6.4	Payments; Withholding Taxes.	48
6.5	Authorization to Make Loans.	51

i

6.6	Use of Proceeds.	51
6.7	Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.	51
6.8	Pro Rata Treatment.	52
6.9	Sharing of Payments, Etc.	52
6.10	Settlement Procedures.	53
6.11	Obligations Several; Independent Nature of Lenders’ Rights	55
6.12	[Intentionally omitted].	55
SECTION 7.COLLATERAL REPORTING AND COVENANTS		55
7.1	Collateral Reporting.	55
7.2	Accounts Covenants.	57
7.3	Inventory Covenants.	57
7.4	Equipment and Real Property Covenants.	58
7.5	Power of Attorney.	59
7.6	Right to Cure.	60
7.7	Access to Premises.	60
SECTION 8.REPRESENTATIONS AND WARRANTIES		60
8.1	Existence, Power and Authority.	60
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations.	61
8.3	Financial Statements; No Material Adverse Change.	61
8.4	Priority of Liens; Title to Properties.	62
8.5	Tax Returns.	62
8.6	Litigation.	62
8.7	Compliance with Other Agreements and Applicable Laws.	62
8.8	Environmental Compliance.	63
8.9	Employee Benefits.	63
8.10	Bank Accounts.	64
8.11	Intellectual Property.	65
8.12	Subsidiaries; Affiliates; Capitalization; Solvency.	65
8.13	Labor Disputes.	66

8.14	Restrictions on Subsidiaries.	66
8.15	Material Contracts.	66
8.16	Payable Practices.	67
8.17	Interrelated Businesses.	67
8.18	Accuracy and Completeness of Information.	67
SECTION 9.AFFIRMATIVE AND NEGATIVE COVENANTS		67
9.1	Maintenance of Existence.	67
9.2	New Collateral Locations.	68
9.3	Compliance with Laws, Regulations, Etc.	68
9.4	Payment of Taxes and Claims.	69
9.5	Insurance.	69
9.6	Financial Statements and Other Information.	70
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.	72
9.8	Encumbrances.	76
9.9	Indebtedness.	78
9.10	Loans, Investments, Etc.	86
9.11	Dividends and Redemptions.	90
9.12	Transactions with Affiliates.	91
9.13	Compliance with ERISA.	92
9.14	End of Fiscal Years; Fiscal Quarters.	93
9.15	Change in Business.	93
9.16	Limitation of Restrictions Affecting Subsidiaries.	93
9.17	Financial Covenants.	93
9.18	Additional Guaranties and Collateral Security. Each Borrower shall cause:	95
9.19	License Agreements.	95
9.20	After Acquired Real Property.	97
9.21	Applications under Insolvency Statutes.	97
9.22	Canadian Anti-Money Laundering & Anti-Terrorism Compliance.	97
9.23	Costs and Expenses.	97
9.24	Deposit Accounts.	98
9.25	Further Assurances.	98

SECTION 10.EVENTS OF DEFAULT AND REMEDIES		98
10.1	Events of Default.	98
10.2	Remedies.	101
SECTION 11.JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW		104
11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.	104
11.2	Waiver of Notices.	105
11.3	Amendments and Waivers.	105
11.4	Waiver of Counterclaims.	106
11.5	Indemnification.	106
11.6	Currency Indemnity.	107
11.7	Immunity	107
SECTION 12.THE AGENT		108
12.1	Appointment, Powers and Immunities.	108
12.2	Reliance by Agent.	108
12.3	Events of Default.	108
12.4	[Intentionally omitted].	109
12.5	Indemnification.	109
12.6	Non-Reliance on Agent and Other Lenders.	109
12.7	Failure to Act.	109
12.8	[Intentionally omitted].	110
12.9	Concerning the Collateral and the Related Financing Agreements.	110
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders.	110
12.11	Collateral Matters.	110
12.12	Agency for Perfection.	112
12.13	Successor Agent.	112
12.14	Credit Bid.	113
12.15	Quebec Security Documents.	113

SECTION 13.TERM OF AGREEMENT; MISCELLANEOUS		114
13.1	Term.	114
13.2	Interpretative Provisions.	115
13.3	Notices.	116
13.4	Partial Invalidity.	117
13.5	Confidentiality.	117
13.6	Successors.	119
13.7	Assignments; Participations.	119
13.8	Entire Agreement.	122
13.9	Counterparts, Etc.	123
13.10	Acknowledgment and Restatement.	123

v

INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance Agreement
Exhibit B	Form of Compliance Certificate
Schedule 1	Commitments
Schedule 1.52	Exempt Subsidiaries

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement, dated September 12, 2011 (this “Agreement”), is entered into by and among Handy & Harman Group Ltd., a Delaware corporation (“Parent”), Handy & Harman, a New York corporation (“Handy”), OMG, Inc., a Delaware corporation (“OMG”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Ocmus, Inc., formerly known as Sumco Inc., an Indiana corporation (“Ocmus”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI”), Bairnco Corporation, a Delaware corporation (“Bairnco”), Arlon LLC, a Delaware limited liability company, formerly known as Arlon, Inc. (“Arlon”), Arlon Viscor Ltd., a Texas limited partnership (“Arlon Viscor”), Arlon Signtech, Ltd., a Texas limited partnership (“Arlon Signtech”), Kasco Corporation, a Delaware corporation (“Kasco”), Southern Saw Acquisition Corporation, a Delaware corporation (“Southern” and together with Parent, Handy, OMG, Camdel, Canfield, Continental, Indiana Tube, Lucas, Micro-Tube, Maryland Wire, H&H Tube, H&H Electronic, Ocmus, OMG Roofing, OMNI, Bairnco, Arlon, Arlon Viscor, Arlon Signtech and Kasco, individually each, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust”), Arlon Partners, Inc., a Delaware corporation (“Arlon Partners”), Arlon MED International LLC, a Delaware limited liability company (“Arlon MED”), Arlon Adhesives & Films, Inc., a Texas corporation (“Arlon Adhesives”), Kasco Mexico LLC, a Delaware limited liability company (“Kasco Mexico”), Atlantic Service Company, Limited, an Ontario corporation (“Atlantic” and together with H&H Canada, H&H International, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H Peru, KVR, Pal-Rath, Platina, Sheffield, SWM, Willing, Orne Street Trust, 28 Grant Street Trust, 20 Grant Street Trust, Arlon Partners, Arlon MED, Arlon Adhesives and Kasco Mexico, individually each, a “Guarantor”, and collectively, “Guarantors”), Ableco, L.L.C., a Delaware limited liability company, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Borrowers, Guarantors, Agent and the existing Lenders have entered into certain financing arrangements pursuant to which Agent and the existing Lenders have made loans and advances and provided other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 15, 2010, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of May 10, 2011, and by Amendment No. 2 to Loan and Security Agreement, dated as of August 5, 2011 (as so amended, the “Existing Loan Agreement”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make additional loans and provide other financial accommodations to Borrowers;

WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Loan Agreement shall be and is hereby amended and restated as follows:

SECTION  1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1                 “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2                 “Acquisition” shall mean the acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person.

1.3                 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the greater of (a) the Eurodollar Rate, which shall be calculated based upon an Interest Period of three (3) months and shall be determined on a daily basis, and (b) the rate per annum (rounded upwards, if necessary, to the next one-thousandth (1/1000) of one (1%) percent) determined by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to: (A) one (1) minus (B) the Reserve Percentage.  For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted Eurodollar Rate described in clause (b)(ii) above shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.4                 “Administrative Borrower” shall mean Handy & Harman Group Ltd., a Delaware corporation, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

1.5                 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.6                 “Agent” shall mean Ableco, L.L.C., in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.7                 “Agent Payment Account” shall mean account no. 066001633 of Agent at JPMorgan Chase, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.8                 “Amendment No. 1” shall mean Amendment No. 1 to Loan and Security Agreement, dated as of May 10, 2011, by and among Borrowers, Guarantors, Agent and Lenders.

1.9                 “Amendment No. 1 Effective Date” shall mean May 10, 2011.

1.10               “Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement, dated as of August 5, 2011, by and among Borrowers, Guarantors, Agent and Lenders.

1.11               “Amendment No. 2 Effective Date” shall mean August 5, 2011.

1.12               “Applicable Margin” shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below:

Term Loan	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin
Term Loan A	4.50%	6.00%
Term Loan B	4.50%	6.00%
Term Loan C	7.50%	9.00%

1.13               “Approved Fund” shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

1.14               “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

1.15               “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.16               “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.17               “Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Handy & Harman Group Ltd., a Delaware corporation, (b) Handy & Harman, a New York corporation, (c) OMG, Inc., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc., (d) Camdel Metals Corporation, a Delaware corporation, (e) Canfield Metal Coating Corporation, a Delaware corporation, (f) Continental Industries, Inc., an Oklahoma corporation, (g) Indiana Tube Corporation, a Delaware corporation, (h) Lucas-Milhaupt, Inc., a Wisconsin corporation, (i) Micro-Tube Fabricators, Inc., a Delaware corporation, (j) Maryland Specialty Wire, Inc., a Delaware corporation, (k) Handy & Harman Tube Company, Inc., a Delaware corporation, (l) Handy & Harman Electronic Materials Corporation, a Florida corporation, (m) Ocmus Inc., an Indiana corporation, (n) OMG Roofing, Inc., a Delaware corporation, (o) OMNI Technologies Corporation of Danville, a New Hampshire corporation, (p) Bairnco Corporation, a Delaware corporation, (q) Arlon LLC., a Delaware limited liability company, (r) Arlon Viscor Ltd., a Texas limited partnership, (s) Arlon Signtech, Ltd., a Texas limited partnership, (t) Kasco Corporation, a Delaware corporation, and (u) Southern Saw Acquisition Corporation, a Delaware corporation; each sometimes being referred to herein individually as a “Borrower”.

1.18               “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.19               “Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code, R.S.C., 1985 c. C-46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000 c. 17 or any other similar Canadian legislation now in effect or in effect in the future, together with all rules, regulations and interpretations thereunder or related thereto, including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Quaida and Taliban Regulations promulgated under the United Nations Act, R.S.C. 1985, c.U-2.

1.20               “Canadian Cash Equivalents” means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of Canada or the government of the United States or any agency or instrumentality of either of them, and backed by the full faith and credit of Canada or the United States, as the case may be, in each case maturing within three months from the date of acquisition; (ii) term deposits, certificates of deposit or overnight bank deposits having maturities of three months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of Canada or the United States or any state or province thereof having combined capital and surplus of not less than $300,000,000; and (iii) commercial paper of an issuer rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or at least R-1 (High) or the equivalent thereof by DBRS, and in each case maturing within three months from the date of acquisition.

1.21               “Canadian Pension Plan” shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person’s employment in Canada with such Borrower or Guarantor and excludes for greater certainty the Canada Pension Plan and the Quebec Pension Plan, it being understood that “Canadian Pension Plan” does not include the Canada Pension Plan administered by the Federal government of Canada or the Quebec Pension Plan administered by the Province of Quebec.

1.22               “Capital Expenditures” shall mean all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include the principal amount of Capitalized Lease payments; provided, that any such expenditures made with the proceeds of insurance in accordance with Section 2.4(a) hereof shall not constitute “Capital Expenditures” for the purposes of the financial covenant set forth in Section 9.17(c) hereof.

1.23               “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.24               “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.25               “Cash Dominion Event” shall mean a period either (a) commencing on the date that an Event of Default shall exist or have occurred and be continuing and ending on the date that such Event of Default ceases to exist or be continuing or (b) commencing on the date that Excess Availability has fallen below $25,000,000 as calculated by Agent hereunder and ending on the date that Excess Availability has been greater than $25,000,000 for any thirty (30) consecutive day period thereafter.  Notwithstanding anything to the contrary contained herein, except as Agent and Required Lenders may otherwise agree in writing, a Cash Dominion Event may no longer be terminated following the third (3rd) such termination in any twelve (12) consecutive month period or the sixth (6th) such termination during the term of this Agreement.

1.26               “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.27               “Change of Control” shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof;      (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than WHX or any Borrower or Guarantor, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors who have been appointed by WHX or any Borrower or Guarantor, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or Guarantor then still in office; (e) the failure of Steel Partners II, L.P. and/or its Affiliates to own directly or indirectly twenty-five (25%) percent of the voting power of the total outstanding Voting Stock of WHX and during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of WHX (together with any new directors who have been appointed by Steel Partners II, L.P. and/or its Affiliates, or whose nomination for election by the stockholders of WHX was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of WHX then still in office; (f) the failure of WHX to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Parent; or (g) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

1.28               “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.29               “Collateral” shall have the meaning set forth in Section 5 hereof.

1.30               “Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

1.31               “Commitment” shall mean, at any time, as to each Lender, such Lender’s Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment; sometimes being collectively referred to herein as the “Commitments”.

1.32               “Commodity Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under commodity swaps, commodity futures contracts, options on commodity futures contracts, commodity options, and other agreements or arrangements designed to protect such Person against fluctuations in commodity values.

1.33               “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or the date that Person’s assets are acquired by such Person or by any of its wholly owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly owned Subsidiary to such Person or to any other wholly owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly owned Subsidiary shall be excluded.  For the purposes of this definition, net income excludes any gain and any non cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, any net income or loss realized as a result of changes in accounting principles or the application thereof to such Person and any pension income or expense of such Person.

1.34               “Credit Facility” shall mean the Loans provided to or for the benefit of Borrowers pursuant to Section 2.3 hereof.

1.35               “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.36               “Defaulting Lender” shall have the meaning set forth in Section 6.10 hereof.

1.37               “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Agent may require.

1.38               “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non cash accruals for such period for environmental liabilities (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals previously added back pursuant to this clause (e)  following the date hereof and which remain accruals do not exceed $10,000,000), minus (f) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (e) of this definition, plus (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), minus (h) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period), plus (i) for any Permitted Acquisition, any purchase accounting adjustments and restructuring charges as permitted by Agent, plus (j) fees and costs related to this Agreement, the First Lien Loan Agreement and the Subordinated Note Documents including, but not limited to, bank fees, legal fees and appraisal fees to the extent not otherwise counted, plus (k) acquisition costs related to Permitted Acquisitions and such other acquisitions as may be permitted hereunder from time to time as permitted by Agent and the Required Lenders.

1.39               “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

1.40               “Environmental Laws” shall mean all foreign, Federal, State, Provincial and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b)  relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act of 1974, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), (ii) applicable state or provincial counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.41               “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.42               “ERISA” shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

1.43               “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.44               “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a “prohibited transaction” with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $500,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $500,000.

1.45               “Eurodollar Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the greater of (i) (A) in the case of any portion of Term Loan A or Term Loan B that is a Eurodollar Rate Loan, 1.50%, and (B) in the case of any portion of Term Loan C that is a Eurodollar Rate Loan, 1.75%, and (ii) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Reuters Screen LIBOR01 Page for such comparable period, the applicable rate shall be the arithmetic mean of all such rates.  If, for any reason, such rate is not available, the term “Eurodollar Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1000 of 1%) appearing on Telerate Successor Page 3750 as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Successor Page 3750, the applicable rate for such comparable period shall be the arithmetic mean of all such rates and in each case subject to the reserve percentage prescribed by Governmental Authorities.

1.46               “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.47               “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.48               “Excess Availability” shall have the meaning set forth in the First Lien Loan Agreement, as in effect on the date hereof.

1.49               “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.50               “Exchange Rate” shall mean the prevailing spot rate of exchange of Reference Bank (or, if such rate is not available from Reference Bank, such other bank as Agent may reasonably select) for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

1.51               “Excluded Taxes” shall mean, with respect to Agent or any Lender, any income, branch profits or franchise taxes imposed on or measured by its net income (other than any such Tax imposed solely as a result of a Borrower’s activities in a jurisdiction).

1.52               “Exempt Subsidiaries” shall mean those Subsidiaries of Parent listed on Schedule 1.52 hereto or as otherwise designated as such in writing by Agent and the Required Lenders after the date hereof; each sometimes being referred to herein individually as an “Exempt Subsidiary”.

1.53               “Existing Bairnco Second Lien Facility” shall mean that certain Financing Agreement, dated July 17, 2007 (as amended prior to the date hereof) by and among Bairnco, Arlon, Arlon Viscor, Arlon Signtech, Kasco, and Southern (each a borrower and collectively, the borrowers), certain of its affiliates as guarantors, the lenders which are from time to time parties thereto, and Ableco Finance LLC, as agent for the lenders.

1.54               “Existing Loan Agreement” shall have the meaning set forth in the preamble to this Agreement.

1.55               “Existing Term Loans” shall have the meaning set forth in Section 2.3(a) hereof.

1.56               “Extraordinary Receipts” means any cash received by a Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds from the sale of Inventory), including, without limitation, (i) proceeds of insurance, (ii) condemnation awards (and payments in lieu thereof), (iii) indemnity payments, (iv)  foreign, United States, state or local tax refunds, (v) pension plan reversions and (vi) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.

1.57               “Extruder Equipment” shall mean the extruder press frame and related Equipment of H&H Canada maintained at its facility located in Rexdale, Ontario, Canada.

1.58               “Factor” shall mean any Person that purchases Specified Factored Accounts from a Borrower pursuant to the applicable Factoring Documents in accordance with Section 9.7(b)(xi) hereof.

1.59               “Factoring Documents” shall mean, collectively, all of the agreements, documents and instruments related to the sale by any Borrower of Specified Factored Accounts in accordance with Section 9.7(b)(xi) hereof.

1.60               “Fairfield Property” shall mean the Real Property of Handy located in Fairfield, Connecticut.

1.61               “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal Funds brokers of recognized standing selected by it.

1.62               “Fee Letter” shall mean the amended and restated Fee Letter, dated of even date herewith, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.63               “Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, Mortgages, Deposit Account Control Agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement; provided, that, in no event shall the term Financing Agreements be deemed to include any Hedge Agreement.

1.64               “First Lien Agent” shall mean Wells Fargo, in its capacity as agent for the lenders under the First Lien Loan Agreement, and its successors and assigns.

1.65               “First Lien Debt” shall mean all Indebtedness owing by Borrowers and Guarantors to First Lien Agent and First Lien Lenders, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the First Lien Financing Agreements.

1.66               “First Lien Financing Agreements” shall mean the “Financing Agreements” as such term is defined in the First Lien Loan Agreement.

1.67               “First Lien Lenders” shall mean, collectively, the financial institutions that are parties to the First Lien Loan Agreement as lenders from time to time, and their respective successors and assigns; sometimes being referred to herein individually as a “First Lien Lender”.

1.68               “First Lien Loan Agreement” shall mean the Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Borrowers, certain affiliates of Borrowers as guarantors, First Lien Agent and First Lien Lenders, as the same may be amended, modified, supplemented, renewed, restated or replaced in a manner not prohibited by the Wells Intercreditor Agreement.

1.69               “First Lien Revolving Loan Limit” means the ‘Revolving Loan Limit’ as such term is defined in the First Lien Loan Agreement as of the date hereof.

1.70               “First Lien Revolving Loans” means, collectively, the ‘Revolving Loans’ as such term is defined in the First Lien Loan Agreement.

1.71               “First Lien Term Loans” means, collectively, the ‘Term Loans’ as such term is defined in the First Lien Loan Agreement.

1.72               “Fixed Charge Coverage Ratio” shall mean, as to any applicable period, with respect to Parent and its Subsidiaries (other than the Specified Subsidiaries), the ratio of (a) EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period, minus all Capital Expenditures of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, during such period, to (b) Fixed Charges of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period.

1.73               “Fixed Charges” shall mean, as to any Person and its Subsidiaries (other than the Specified Subsidiaries) with respect to any period, the sum of, without duplication, (a) all cash Interest Expense, provided that any annual fees paid to the Agent or Lenders will be considered to be a cash Interest Expense when such amounts are recognized as an expense in the income statement of any Borrower or Guarantor, (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money (including, without limitation, all regularly scheduled payments of principal in respect of the First Lien Term Loans and the Term Loans) and Indebtedness with respect to Capitalized Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capitalized Leases), but excluding all payments in kind or non-cash payments of interest on account of Indebtedness under the WHX Subordinated Note Documents, (c) all cash income taxes (including, without limitation, payments made pursuant to Section 9.12(b)(iii) hereof), (d) cash dividends, repurchases or redemptions paid by such Person and its Subsidiaries (other than to such Person or such Person’s Subsidiaries) in respect of Capital Stock, (e) management fees paid in cash (in each case as to such Person and its Subsidiaries), and (f) all cash payments for pension expenses paid by such Person and its Subsidiaries during such period to the extent such payments are not deducted from the determination of Consolidated Net Income, including but not limited to payments for pension expenses to WHX.

1.74               “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

1.75               “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.76               “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) Handy & Harman of Canada, Limited, an Ontario corporation, (b) Handy & Harman International, Ltd., a Delaware corporation, (c) ele Corporation, a California corporation, (d) Alloy Ring Service Inc., a Delaware corporation, (e) Daniel Radiator Corporation, a Texas corporation, (f) H&H Productions, Inc., a Delaware corporation, (g) Handy & Harman Automotive Group, Inc., a Delaware corporation, (h) Handy & Harman Peru, Inc., a Delaware corporation, (i) KJ-VMI Realty, Inc., a Delaware corporation, (j) Pal-Rath Realty, Inc., a Delaware corporation, (k) Platina Laboratories, Inc., a Delaware corporation, (l) Sheffield Street Corporation, a Connecticut corporation, (m) SWM, Inc., a Delaware corporation, (n) Willing B Wire Corporation, a Delaware corporation, (o) The 7 Orne Street Nominee Trust, a Massachusetts nominee trust, (p) The 28 Grant Street Nominee Trust, a Massachusetts nominee trust, (q) 20 Grant Street Nominee Trust, a Massachusetts nominee trust, (r) Arlon Partners, Inc., a Delaware corporation, (s) Arlon MED International LLC, a Delaware limited liability company, (t) Arlon Adhesives & Films, Inc., a Texas corporation, (u) Kasco Mexico LLC, a Delaware limited liability company, (v) Atlantic Service Company, Limited, an Ontario corporation, and (w) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a “Guarantor”.

1.77               “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.78               “Hedge Agreement” shall mean an agreement between any Borrower or Guarantor and Agent or any Bank Product Provider (as defined in the First Lien Loan Agreement) that is a swap agreement as such term is defined in 11 U.S.C. Section 101, and including any rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as “Hedge Agreements”.

1.79               “Indebtedness” shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

1.80               “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

1.81               “Indiana Tube Denmark” shall mean Indiana Tube Danmark A/S, a Danish corporation, and its successors and assigns.

1.82               “Information Certificate” shall mean the Information Certificate of Borrowers and Guarantors, dated as of the date hereof, containing material information with respect to Borrowers and Guarantors, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.83               “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.84               “Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated of even date herewith, by and among Agent, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.85               “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capitalized Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

1.86               “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the Maturity Date.

1.87               “Interest Rate” shall mean,

(a)      Subject to clause (b) of this definition below:

(i)      as to Term Loans which are Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and

(ii)       as to Term Loans which are Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Agent of the request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

(b)      Notwithstanding anything to the contrary contained herein, the Applicable Margin otherwise used to calculate the Interest Rate in accordance with clause (a) above shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of such Loans plus two (2%) percent per annum, at Agent’s option, without notice either (A) for the period on and after the effective date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent in its reasonable discretion.

1.88               “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.89               “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may require.

1.90               “Judgment Currency” shall have the meaning set forth in Section 11.6 hereof.

1.91               “Lenders” shall mean, collectively, the financial institutions with Commitments or which hold Term Loans and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; sometimes being referred to herein individually as a “Lender”.

1.92               “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.93               “Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), hypothec, charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

1.94               “Loans” shall mean, collectively, the Term Loans; each sometimes referred to individually as a “Loan”.

1.95               “Lucas China” shall mean Lucas-Milhaupt Brazing Materials (Suzhou) Co., Ltd., a Chinese corporation that is a Subsidiary of Lucas, and its successors and assigns.

1.96               “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, operations or condition (financial or otherwise) of Borrowers (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value; (e) the ability of Borrowers to repay the Obligations or perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.97               “Material Contract” shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.98               “Maturity Date” means July 1, 2013.

1.99               “Maximum Credit” shall mean the amount of $75,000,000.

1.100             “Mortgages” shall mean, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or a Guarantor or any of their respective Subsidiaries in favor of Agent, in form and substance satisfactory to Agent, that encumber Real Property, as the same may be amended, restated or otherwise modified from time to time.

1.101             “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.102             “Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, accountant’s fees, investment banking fees, finder’s fees, other similar fees and commissions and reasonable out-of-pocket expenses, (b) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, and (c) the amount of any Indebtedness secured by a security interest, lien or other encumbrance (other than a security interest, lien or other encumbrance created under any Financing Agreements) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of any Borrower and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

1.103             “North Attleboro - Elm Street Property” shall mean the Real Property of Handy located at 72 Elm Street, North Attleboro, Massachusetts.

1.104             “Obligations” shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

1.105             “Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrowers.

1.106             “OMG Mortgage Lender” shall mean TD Bank, N.A. and its successors and assigns.

1.107             “OMG Mortgagee Access Agreement” shall mean the Access Agreement, dated January 24, 2006, between Agent and OMG Mortgage Lender, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

1.108         “OMG Mortgage Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by OMG to OMG Mortgage Lender, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the OMG Mortgage Loan Documents.

1.109             “OMG Mortgage Loan Documents” shall mean the Loan and Security Agreement, dated January 24, 2006, by and between OMG and OMG Mortgage Lender, as heretofore amended, and all of the other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of OMG Mortgage Lender in connection therewith or related thereto, as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

1.110             “Original Closing Date” shall mean the effective date of the Existing Loan Agreement, which occurred on October 15, 2010.

1.111         “Parent” shall mean Handy & Harman Group Ltd., a Delaware corporation, and its successors and assigns.

1.112             “Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans in conformity with the provisions of Section 13.7 of this Agreement governing participations.

1.113             “Permitted Acquisition” shall mean any Acquisition by a Borrower or any Subsidiary of a Borrower to the extent that each of the following conditions shall have been satisfied:

(a)      the Borrowers shall have furnished to the Agent at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Parent and its Subsidiaries after the consummation of such Acquisition, which shall be consistent with past practices, (iii) historical financial statements relating to the business or Person to be acquired evidencing positive EBITDA on a pro forma basis for the four (4) fiscal quarter period most recently ended prior to the date of such Acquisition, (iv) a certificate of the chief financial officer of Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 9.17 hereof as if the consummation of such Acquisition occurred on the first day of the test period for each of the covenants set forth in Section 9.17, which shall be consistent with past practices, and (v) copies of such other agreements, instruments or other documents as the Agent shall reasonably request;

(b)      the agreements, instruments and other documents referred to in paragraph (a) above shall provide that (i) neither the Borrowers nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers, except for: (A) obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property, (B) the Indebtedness permitted by Section 9.9(f) hereof, and (C) any other Indebtedness that Agent otherwise expressly consents to in writing after its review of the terms of the proposed Acquisition, and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Liens permitted under Section 9.8 hereof (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(c)      such Acquisition shall be effected in such a manner so that the acquired Capital Stock or assets are owned either by a Borrower or a Subsidiary of a Borrower and, if effected by merger, consolidation or amalgamation involving a Borrower, such Borrower shall be the continuing or surviving Person;

(d)      any such Subsidiary (other than any such Subsidiary organized outside of the United States or Canada) and its equityholders shall execute and deliver the agreements, instruments and other documents required by Agent pursuant to Section 9.18 hereof to grant Agent a valid and perfected Lien on the assets and Capital Stock of such Subsidiary, which Lien shall be prior to all other Liens;

(e)      as of the date of any such acquisition and immediately after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing;

(f)      the average Excess Availability for the thirty (30) day period immediately preceding the date of any such acquisition shall not be less than $15,000,000; and

(g)      as of the date of any such acquisition and immediately after giving effect thereto, Excess Availability shall not be less than $15,000,000.

1.114             “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.115             “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

1.116             “PPSA” shall mean the Personal Property Security Act (Ontario), the Civil Code of Quebec or any other applicable  Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

1.117             “Precious Metals Consignment Agreement” shall mean the agreement by and between Handy and the Precious Metals Consignor which provides for the consignment of Precious Metals Inventory from Precious Metals Consignor to Handy, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.118             “Precious Metals Consignment Documents” shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced):  (a) the Precious Metals Consignment Agreement; and (b) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the Precious Metals Consignor in connection therewith or related thereto; sometimes being referred to herein individually as a “Precious Metals Consignor Document”.

1.119             “Precious Metals Consignor” shall mean any precious metals consignor reasonably acceptable to Agent, together with its successors and assigns.

1.120             “Precious Metals Consignor Letter of Credit Accommodation” shall mean any Letter of Credit Accommodations issued for the benefit of the Precious Metals Consignor, as the same may be amended, supplemented, modified, extended, renewed, restated or replaced.

1.121             “Precious Metals Creditor Agreement” shall mean an intercreditor agreement, in from and substance reasonably acceptable to Agent, by and between Agent and the Precious Metals Consignor, as acknowledged and agreed to by Handy, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.122             “Precious Metals Inventory” shall mean Inventory of the Borrowers consisting of gold, silver, palladium or platinum.

1.123             “Prime Rate” shall mean, on any date, the greater of (i) 3.25% and (ii) the rate from time to time publicly announced by JPMorgan Chase Bank, N.A., or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.124             “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.125             “Pro Rata Share” shall mean:

(a)      with respect to all payments, computations and other matters relating to the Term Loan A of any Lender, the percentage obtained by dividing (i) the Term Loan A Exposure of that Lender, by (ii) the aggregate Term Loan A Exposure of all Lenders;

(b)      with respect to all payments, computations and other matters relating to the Term Loan B of any Lender, the percentage obtained by dividing (i) the Term Loan B Exposure of that Lender, by (ii) the aggregate Term Loan B Exposure of all Lenders;

(c)      with respect to all payments, computations and other matters relating to the Term Loan C of any Lender, the percentage obtained by dividing (i) the Term Loan C Exposure of that Lender, by (ii) the aggregate Term Loan C Exposure of all Lenders;

(d)      for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the sum of the aggregate Term Loan A Exposure, the aggregate Term Loan B Exposure and the aggregate Term Loan C Exposure of that Lender, by (ii) the aggregate Term Loan A Exposure, the aggregate Term Loan B Exposure and the aggregate Term Loan C Exposure of all Lenders.

1.126             “Protechno France” shall mean Lucas Milhaupt Riberac, a French corporation formerly known as Protechno, S.A., and its successors and assigns..

1.127             “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.128             “Purchase Price” shall have the meaning assigned to such term in the Precious Metals Creditor Agreement.

1.129             “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

1.130             “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor;    (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.131             “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.132             “Reference Bank” shall mean Wells Fargo Bank, National Association, or such other bank as Agent may from time to time designate.

1.133             “Refinancing Indebtedness” shall have the meaning set forth in Section 9.9(h) hereof.

1.134             “Register” shall have the meaning set forth in Section 13.7 hereof.

1.135         “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent.

1.136         “Secured Parties” shall mean, collectively, (a) Agent and (b) the Lenders.

1.137         “Seller” shall mean any Person that sells Capital Stock or other property or assets to a Borrower or a Subsidiary of a Borrower in a Permitted Acquisition.

1.138         “Senior Leverage Ratio” shall mean, as of any date, the ratio of (a) the sum of (i) the aggregate amount of the Obligations outstanding on such date, plus (ii) the aggregate amount of the Sovereign Debt outstanding on such date, plus (iii) the aggregate amount of the First Lien Debt (including without limitation the amount of all contingent liabilities in respect of undrawn letters of credit) outstanding on such date to (b) EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the period of twelve (12) consecutive fiscal months ended on such date.

1.139         “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.140         “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.141         “Specified Factored Accounts” shall mean those Accounts owing by an account debtor to a Borrower which are sold by such Borrower to a Factor pursuant to the applicable Factoring Documents in accordance with Section 9.7(b)(xi) hereof.

1.142         “Specified Subsidiaries” shall mean, collectively, (a) Maryland Wire, (b) H&H Tube, (c) H&H Electronic, (d) Hardy & Harman Ele (Asia) SdN Bhd., a Malaysian corporation, (e) Indiana Tube Denmark, (f) Ocmus, and (g) any Exempt Subsidiary (effective upon the consummation of either (x) the sale of all of the Capital Stock of an Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of an Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of such Exempt Subsidiary).

1.143         “Specified Transaction Conditions” shall mean, with respect to any of the Specified Transactions, the following conditions: (a) as of the date of any Specified Transaction and immediately after giving effect thereto, no Default or Event of Default shall exist or shall have occurred and be continuing; (b) the average Excess Availability for the thirty (30) day period immediately preceding the date of any such Specified Transaction shall not be less than $15,000,000; and (c) as of the date of any such Specified Transaction and immediately after giving effect thereto, Excess Availability shall not be less than $15,000,000.

1.144         “Specified Transaction Limit” shall mean, during the term of this Agreement, the amount of $35,000,000; provided, that, on the Term Loan A Effective Date, such amount shall be increased by the original principal amount of the Term Loan A made on such date.

1.145         “Specified Transactions” shall mean, collectively, the following: (a) the payment of any Subordinated Noteholder Indebtedness contemplated by Section 9.9(g)(iv) hereof in accordance with the terms of the Subordinated Noteholder Intercreditor Agreement, (b) the redemption, retirement, defeasance, purchase or other acquisition of any Subordinated Noteholder Indebtedness contemplated by Section 9.9(g)(v)(B) hereof in accordance with the terms of the Subordinated Noteholder Intercreditor Agreement, (c) the repayment of the Indebtedness contemplated by Section 9.9(k) hereof, (d) the making of any of the loans or investments contemplated by Sections 9.10(k), 9.10(m) and 9.10(o) hereof, (e) the repayment of the loan contemplated by Section 9.10(p) hereof, (f) the payment of any dividends or the redemption or repurchase of any Capital Stock contemplated by Sections 9.11(d) and 9.11(e) hereof, and (g) any other payment or action the permissibility of which is subject to the satisfaction of the “Specified Transaction Conditions”.

1.146         “Subordinated Note Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Subordinated Note Indenture, (b) the Subordinated Notes, (c) the Security Agreement, dated of even date herewith, by and among Borrowers, Guarantors and Subordinated Note Trustee, (d) the Exchange Agreement, dated of even date herewith, among Borrowers, Guarantors, Steel Partners II Liquidating Series Trust - Series A and Steel Partners II Liquidating Series Trust - Series E and (e) all of the other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of Subordinated Note Trustee and/or Subordinated Noteholders in connection therewith or related thereto; sometimes being referred to herein individually as a “Subordinated Note Document”.

1.147         “Subordinated Noteholder Indebtedness” shall mean all Indebtedness owing by Borrowers and Guarantors to Subordinated Noteholders and Subordinated Note Trustee permitted under Section 9.9(g) hereof, including principal, interest, charges, fees, premiums, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Subordinated Note Documents.

1.148         “Subordinated Note Indenture” shall mean the Indenture, dated of even date herewith, among Parent, as issuer, the other Borrowers and Guarantors, as guarantors, and Subordinated Note Trustee, as trustee and collateral agent, with respect to the Subordinated Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including any agreements with respect to Refinancing Indebtedness.

1.149         “Subordinated Noteholder Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement, dated October 15, 2010, as amended by Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of the Amendment No. 2 Effective Date, and Amendment No. 2 to Intercreditor and Subordination Agreement, dated as of the date hereof, by and among First Lien Agent, Agent and Subordinated Note Trustee, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.150         “Subordinated Noteholders” shall mean, collectively, Steel Partners II Liquidating Series Trust - Series A, a statutory trust formed under the laws of the State of Delaware, in its individual capacity, Steel Partners II Liquidating Series Trust - Series E, a statutory trust formed under the laws of the State of Delaware, in its individual capacity, and all of the other holders of the Subordinated Notes from time to time, together with their respective successors and assigns; each sometimes being referred to herein individually as a “Subordinated Noteholder”.

1.151         “Subordinated Notes” shall mean the 10% Subordinated Secured Notes Due 2017, dated of even date herewith.

1.152         “Subordinated Note Trustee” shall mean Wells Fargo Bank, National Association, a national banking association, in its capacity as trustee and collateral agent acting for and on behalf of the Subordinated Noteholders, and its successors and assigns (including any replacement or successor trustee or collateral agent).

1.153         “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.154             “Taxes” shall mean any and all present or future taxes, levies, imposts, deductions and other governmental charges or withholdings, and all interest, penalties and other liabilities with respect thereto, imposed by any jurisdiction (or any political subdivision thereof).

1.155             “Termination Date” shall have the meaning set forth in Section 13.1 hereof.

1.156             “Term Loan A” shall mean the Term Loan A made by a Lender to Borrowers pursuant to Section 2.3(a)(i).

1.157             “Term Loan A Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan A.  The amount of each Lender’s Term Loan A Commitment, if any, is the principal amount opposite such Lender’s name set forth on Schedule 1 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Term Loan A Commitments”.

1.158             “Term Loan A Effective Date” shall mean the date on which (i) a Person acceptable to the Agent executes a joinder or other addendum in which such Person agrees to provide a Term Loan A Commitment and (ii) an authorized officer of each Borrower delivers a notice of borrowing to the Agent, certifying that, on such date, (A) no Default or Event of Default shall exist or have occurred and be continuing on and as of such date and after giving effect to the making of the Term Loan A, and (B) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects (except to the extent such representations and warranties already contain materiality qualifiers) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).  The Agent shall circulate a revised Schedule 1 on the Term Loan A Effective Date reflecting such additional Commitments.

1.159             “Term Loan A Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan A of such Lender; provided, at any time prior to the making of the Term Loan A, the Term Loan A Exposure of any Lender shall be equal to such Lender’s Term Loan A Commitment.

1.160             “Term Loan B” shall mean the Term Loan B made by a Lender to Borrowers pursuant to Section 2.3(a)(ii).

1.161             “Term Loan B Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan B.  The amount of each Lender’s Term Loan B Commitment, if any, is the principal amount opposite such Lender’s name set forth on Schedule 1 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Term Loan B Commitments”.

1.162             “Term Loan B Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan B of such Lender; provided, at any time prior to the making of the Term Loan B, the Term Loan B Exposure of any Lender shall be equal to such Lender’s Term Loan B Commitment.

1.163             “Term Loan C” shall mean the Term Loan made by a Lender to Borrowers on the Original Closing Date.

1.164             “Term Loan C Commitment” shall mean the commitment of a Lender to make or otherwise fund a Term Loan C.  The amount of each Lender’s Term Loan C Commitment, if any, is the principal amount opposite such Lender’s name set forth on Schedule 1 hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as the “Term Loan C Commitments”.

1.165             “Term Loan C Exposure” shall mean, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan C of such Lender.

1.166             “Term Loan” or “Term Loans” shall mean, individually or collectively, as the context requires, the Term Loan A, the Term Loan B and the Term Loan C.

1.167             “Term Notes” shall mean, collectively, the promissory notes in favor of the Lenders, evidencing the Term Loans, in form and substance satisfactory to the Agent and the Lenders.

1.168             “TTM EBITDA” shall mean, as to any Person, on any date of determination, EBITDA for such Person and its Subsidiaries for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding such date.

1.169             “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

1.170             “US Dollar Equivalent” shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

1.171             “US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

1.172             “Value” shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include:  (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B)  write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof.

1.173             “VAT” shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction (including Goods and Services Tax, Harmonized Sales Tax and Quebec Sales Tax).

1.174             “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.175             “Weighted Average Life to Maturity” shall mean when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the product obtained by multiplying (i) the amount of each then outstanding installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment.

1.176             “Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, in its individual capacity, and its successors and assigns.

1.177             “Wells Intercreditor Agreement” shall mean the Intercreditor Agreement, dated of even date herewith, by and among Agent and First Lien Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.178             “WHX” shall mean Handy & Harman Ltd., a Delaware corporation, formerly known as WHX Corporation, and its successors and assigns.

1.179             “WHX Plan” shall mean the WHX Pension Plan, a defined benefit plan that is covered by Title IV of ERISA.

1.180             “WHX Subordinated Note Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Secured Subordinated Note, dated August 19, 2009, by Bairnco in favor of WHX in respect of the Indebtedness permitted under Section 9.9(l) hereof, (b) the Subordinated Loan and Security Agreement, dated as of August 19, 2009, between Bairnco and WHX, (c) the Guarantee and Security Agreement, dated as of August 19, 2009, among Bairnco, certain of its Subsidiaries and WHX, and (d) all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of WHX in connection therewith or related thereto.

1.181             “WHX Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement, dated of even date herewith, among Agent, First Lien Agent and WHX, as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

SECTION 2.  CREDIT FACILITIES

2.1         [Intentionally omitted].

2.2         Existing Term Loan.

(a)      Prior to the date hereof, the Term Loan C Lenders made the Term Loan C to Borrowers in the original principal amount of $25,000,000.

(b)      Borrowers and Guarantors hereby acknowledge, confirm and agree that, as of the date hereof and immediately before giving effect hereto, they are indebted to the Term Loan C Lenders for the Obligations in respect of the Term Loan C in the aggregate principal amount of $25,000,000, plus accrued interest and fees thereon.

2.3         New Term Loans.

(a)      Subject to and upon the terms and conditions contained herein:

(i)      each Term Loan A Lender severally (and not jointly) agrees to fund its Pro Rata Share of the Term Loan A to the Borrowers on the Term Loan A Effective Date;

(ii)      each Term Loan B Lender severally (and not jointly) agrees to fund its Pro Rata Share of the Term Loan B to the Borrowers on the date hereof.

(b)      The Term Loans: (i) shall, to the extent requested by a Lender, be evidenced by the Term Notes, (ii) shall be repaid, together with interest and other amounts due in respect thereof, in accordance with this Agreement, the Term Notes and the other Financing Agreements, and (iii) shall be secured by the Collateral.  The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loans shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date of the acceleration of the Term Loans in accordance with the terms hereof, and (iii) the date of termination of this Agreement pursuant to Section 10.2.

(c)      Borrowers shall have no right to request, and Lenders shall have no obligation to make, any additional loans or advances to Borrowers under this Section 2.3.  Any principal amount of the Term Loans which is repaid or prepaid may not be reborrowed.

2.4         Mandatory Prepayments.  Notwithstanding the provisions of Section 6.4 hereof, and subject to the terms of Section 7.b. of the Wells Intercreditor Agreement:

(a)      Upon the receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts in excess of $250,000 in the aggregate in any fiscal year:

(i)  if such Extraordinary Receipts are the proceeds of any Canadian Pension Plan, then Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to fifty (50%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term Loans, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) the First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such proceeds that are so applied by the prepayment of the Revolving Loans;

(ii)  if such Extraordinary Receipts are the proceeds of Inventory or Accounts, then Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to one hundred (100%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the First Lien Term Loans until paid in full, and third, to the outstanding principal amount of the Term Loans until paid in full; and

(iii)  if such Extraordinary Receipts are the proceeds of any Collateral (other than Inventory or Accounts or the proceeds of any Canadian Pension Plan), then Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to one hundred (100%) percent of such Extraordinary Receipts (net of any reasonable expenses incurred in collecting such Extraordinary Receipts) as follows: first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term Loans, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) the First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such Extraordinary Receipts that are so applied to the prepayment of the Revolving Loans;

provided, however, that (A) so long as no Default or Event of Default has occurred and is continuing, on the date any Borrower or any of its Subsidiaries receives Extraordinary Receipts consisting of insurance proceeds from one or more policies covering, or proceeds from any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets, such Extraordinary Receipts may, at the option of the Borrowers, be applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, provided, that (w) Agent has a second priority Lien on such replacement (or repaired or restored) property or assets, (x) (I) such insurance proceeds are delivered to First Lien Agent to hold in escrow until required to be used in accordance with this Agreement or (II) First Lien Agent imposes a reserve in the amount of such insurance proceeds against the First Lien Revolving Loan Limit and the Borrowing Base (as defined in the First Lien Loan Agreement) until such time as such proceeds are applied to repair, refurbish or replace such property or assets or acquire replacement property or assets for the property or assets so lost, damaged or stolen or other property or assets used or useful in the business of any Borrower for the property or assets so disposed, (y) Borrowers deliver to Agent within 10 days after the date of receipt of such Extraordinary Receipts a certificate stating that such Extraordinary Receipts shall be used to repair or refurbish such property or assets or to acquire such replacement property or assets for the property or assets so lost, damaged or stolen or such other property or assets used or useful in the business of any Borrower within 1 year after the date of receipt of such Extraordinary Receipts (which certificate shall set forth an estimate of the Extraordinary Receipts to be so expended), and (z) if such Extraordinary Receipts are the proceeds of Real Property and aggregate $1,000,000 or more, Borrowers shall obtain the prior written consent of Agent, and if all or any portion of such Extraordinary Receipts described in this clause (A) are not so used within 1 year after the date of receipt of such Extraordinary Receipts, such unused Extraordinary Receipts shall be applied to prepay the Obligations and the First Lien Debt in accordance with this Section 2.4(a), (B) pending any such reinvestment described in clause (A) above, the Extraordinary Receipts shall be applied as a prepayment of Revolving Loans.  Any Extraordinary Receipts applied to repair, refurbish or replace Collateral pursuant to and in accordance with this Section 2.4(a) shall not be deemed Capital Expenditures for purposes of this Agreement.

(b)      Upon the issuance or sale by any Borrower or any of its Subsidiaries of Capital Stock of such Borrower or Subsidiary as permitted in Sections 9.7(b)(iii) and (iv) hereof, or the issuance or incurrence by any Borrower or any of its Subsidiaries of any Indebtedness of the type described in Section 9.9(e) hereof, Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to one hundred (100%) percent of the Net Cash Proceeds received by such Borrower or Subsidiary in connection therewith as follows: first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (A) the outstanding principal amount of the Term Loans, or (B) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (B) only) First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.  The provisions of this subsection (b) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(c)      (i) Upon the sale or other disposition of any Collateral by any Borrower or any of its Subsidiaries as permitted in Sections 9.7(b)(ii), (vi), (vii) or (x) hereof, or the sale or other disposition of any Collateral by any Borrower or any of its Subsidiaries not otherwise permitted by the terms of this Agreement but consented to by the Required Lenders, Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to one hundred (100%) percent of the Net Cash Proceeds received by such Borrower or such Subsidiary in connection with such sale or other disposition as follows:

(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the First Lien Term Loans until paid in full, and third, to the outstanding principal amount of the Term Loans until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term Loans, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(ii)  Upon the sale or other disposition of the Capital Stock, assets or properties of an Exempt Subsidiary as permitted in Section 9.7(b)(ix) hereof, Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to the lesser of (x) one hundred (100%) percent of the Net Cash Proceeds received by the applicable Borrower, Guarantor or Subsidiary in connection with such sale or other disposition or (y) the amount equal to four (4) times TTM EBITDA of such Exempt Subsidiary for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding the date of such sale or other disposition for which Agent has received financial statements of Parent and its Subsidiaries as follows:

(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds from such sale or other disposition attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the First Lien Term Loans until paid in full, and third, to the outstanding principal amount of the Term Loans until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term Loans, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) the First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(iii)  Upon the sale or other disposition of the Capital Stock of Indiana Tube Denmark as permitted in Section 9.7(b)(v) hereof, Borrowers shall immediately prepay the Obligations and the First Lien Debt in an amount equal to fifty (50%) percent of the Net Cash Proceeds received by H&H International in connection with such sale or other disposition as follows:

(A) if such sale or other disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds from such sale or other disposition attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans until paid in full, second, to the outstanding principal amount of the First Lien Term Loans until paid in full, and third, to the outstanding principal amount of the Term Loans until paid in full; and

(B)  if such sale or other disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the First Lien Term Loans until paid in full, and second, at Borrowers’ option, to either (x) the outstanding principal amount of the Term Loans, or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) the First Lien Agent establishes and maintains a permanent reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied to the prepayment of the Revolving Loans.

(iv)  The provisions of this subsection (c) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(d)      All prepayments of the Term Loans under this Section 2.4 shall be applied, first, against the remaining installments (including payments due on the Maturity Date) of principal due on the Term Loan A in the inverse order of maturity, and second, ratably against the remaining installments (including payments due on the Maturity Date) of principal due on the Term Loan B and the Term Loan C in the inverse order of maturity.  Notwithstanding anything to the contrary in this Section 2.4, all prepayments of principal under this Section 2.4 shall be made together with accrued and unpaid interest thereon to the date of such prepayment.

2.5         [Intentionally omitted].

2.6         Joint and Several Liability.  Each Borrower shall be jointly and severally liable for all amounts due to Agent and Lenders under this Agreement and the other Financing Agreements, regardless of which Borrower actually received the Loans hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records.  All references herein or in any of the other Financing Agreements to any of the obligations of Borrowers to make any payment hereunder or thereunder shall constitute joint and several obligations of Borrowers.  The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrower, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers.  The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (b) the absence of any attempt to collect the Obligations from the other Borrower, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Agent or any Lender, (d) the failure by Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Agent and Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Agent or any Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrower.  With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or any Lender now has or may hereafter have against any Borrower or Obligor and any benefit of, and any right to participate in, any security or collateral given to Agent or any Lender.  At any time an Event of Default exists or has occurred and is continuing, Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

SECTION  3.  INTEREST AND FEES

3.1         Interest.

(a)      Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

(b)      Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period.  Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than four (4) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof and  (v) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower.  Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c)      Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof.  Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed.  Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d)      Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.  In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

(e)      For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a year of 360, 365 or 366 days, as the case may be (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as the case may be.

(f)      Notwithstanding the provisions of this Section 3 or any other provision of this Agreement in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by or on behalf of any Lender result in the receipt by such Lender of interest with respect of the Obligations at a “criminal rate” (as such term is construed under the Criminal Code (Canada)).  The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan by or on behalf of any Lender, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

(g)      A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time absent manifest error shall be conclusive evidence of such rate.

(h)      For greater certainty, unless otherwise specified in this Agreement or any of the other Financing Agreements, as applicable, whenever any amount is payable under this Agreement or any of the other Financing Agreements by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method.” As an example, when interest is calculated and payable monthly the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.

3.2         Fees.

(a)      [Intentionally omitted].

(b)      Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

3.3         Changes in Laws and Increased Costs of Loans.

(a)      If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).  A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent and shall be conclusive, absent manifest error.

(b)      If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist.  If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c)      Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d)      Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION  4.  CONDITIONS PRECEDENT

4.1         Conditions Precedent to Effectiveness of this Agreement. Each of the following is a condition precedent to the effectiveness of this Agreement:

(a)      all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects (except to the extent such representations and warranties already contain materiality qualifiers) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b)      no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect;

(c)      no Default or Event of Default shall exist or have occurred and be continuing on and as of the date hereof and after giving effect to the transactions contemplated under this Agreement and the other Financing Agreements;

(d)      all requisite corporate, limited liability company, limited partnership and trust action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate, limited liability company, limited partnership and trust action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate officers or Governmental Authority (and including a copy of the certificate of incorporation or certificate of formation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate, limited liability company, limited partnership or trust name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation);

(e)      no material adverse change shall have occurred in the assets, business or financial condition (financial or otherwise) of Borrowers since the date of Agent’s latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

(f)      [Intentionally omitted];

(g)      Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, estoppels and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements;

(h)      the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $15,000,000 after giving effect to the initial Loans made or to be made in connection with the initial transactions hereunder;

(i)      [Intentionally omitted];

(j)      Agent shall have received, in form and substance satisfactory to Agent, an amendment to the Wells Intercreditor Agreement, duly authorized, executed and delivered by First Lien Agent and acknowledged and agreed to by Borrowers and Guarantors;

(k)      Agent shall have received, in form and substance satisfactory to Agent, an amendment to the Subordinated Noteholder Intercreditor Agreement, duly authorized, executed and delivered by Subordinated Note Trustee and First Lien Agent and acknowledged and agreed to by Borrowers and Guarantors;

(l)      Agent shall have received, in form and substance satisfactory to Agent, an amendment to the WHX Intercreditor Agreement, duly authorized, executed and delivered by First Lien Agent and WHX and acknowledged and agreed to by Borrowers and Guarantors;

(m)                 [Intentionally omitted];

(n)      Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected second priority security interest in all of the Collateral, subject (as to priority) to the liens expressly permitted under Sections 9.8(b) through (g) and (j) hereof;

(o)      Agent shall have received and reviewed lien and judgment search results for the jurisdiction of organization of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which Borrowers and Guarantors own Real Property and in the case of any Borrower or Guarantor that owns personal property in Canada, the Province in which such personal property is located, which search results shall be in form and substance satisfactory to Agent;

(p)       Agent shall have received, in form and substance satisfactory to Agent, a valid and effective proforma endorsement to the title insurance policy for each parcel of Real Property for which a mortgagee title insurance policy has been issued to Agent or Borrowers;

(q)      [Intentionally omitted];

(r)       Agent shall have received, in form and substance satisfactory to Agent, a certificate, dated of even date herewith, of the chief financial officer of Parent, stating that immediately after giving effect to the transactions contemplated to occur under this Agreement, the First Lien Loan Agreement, the Subordinated Note Documents and the WHX Subordinated Note Documents on the date hereof, each Borrower, H&H Canada and Atlantic (on a stand-alone basis) is Solvent;

(s)       [Intentionally omitted];

(t)       [Intentionally omitted];

(u)      [Intentionally omitted];

(v)      [Intentionally omitted];

(w)      [Intentionally omitted];

(x)      Agent shall have received payment by wire transfer in immediately available funds in respect of any fees required to be paid pursuant to the Fee Letter on the date hereof;

(y)      Agent shall have received payment by wire transfer in immediately available funds any expenses incurred by the Agent in connection with the transactions evidenced by this Agreement and the other Financing Agreements;

(z)       [Intentionally omitted];

(aa)     [Intentionally omitted];

(bb)    Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of United States and Canadian counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;

(cc)     [Intentionally omitted];

(dd)    [Intentionally omitted]; and

(ee)     the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

4.2      [Intentionally omitted].

SECTION  5.  GRANT AND PERFECTION OF SECURITY INTEREST

5.1      Grant of Security Interest.  To secure payment and performance of all Obligations, each Borrower and each Guarantor hereby grants to Agent, for itself and the benefit of the other Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of the other Secured Parties, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and each Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”), including:

(a)      all Accounts;

(b)      all general intangibles, including, without limitation, all Intellectual Property;

(c)      all goods, including, without limitation, Inventory and Equipment;

(d)      all Real Property and fixtures;

(e)      all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f)      all instruments, including, without limitation, all promissory notes;

(g)      all documents;

(h)      all deposit accounts;

(i)      all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j)      all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k)      all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or any Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or any Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l)       all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m)      to the extent not otherwise described above, all Receivables;

(n)      all Records; and

(o)      all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary contained in this Section 5.1 above, (a) the types of Collateral described above shall not include (i) consumer goods (as defined in the Ontario PPSA) and (ii) the last day of the term of any lease agreement to which H&H Canada or Atlantic is a party, but upon enforcement by Agent of remedies hereunder, Agent shall stand possessed of such last day in trust to assign the same to any Person acquiring the term of the lease agreement therefore and (b) the grant of a security interest in the Collateral of H&H Canada and Atlantic in favor of Agent under the laws of Canada is further evidenced by other Financing Agreements and subject to the terms of such other Financing Agreements.

5.2         Perfection of Security Interests.

(a)      Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code or under the PPSA of such jurisdiction as Agent may determine, together with any amendments, financing change statements and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, without the prior written consent of Agent.

(b)      Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Ableco, L.L.C. and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c)      In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d)      Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate.  Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees.

(e)      No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(i)      In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii)      Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied:   (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (i) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (ii) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

(f)      Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g)      Borrowers and Guarantors do not have any commercial tort claims against third parties as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)      Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in Canada (in the case of H&H Canada and Atlantic) or the United States (in the case of all other Borrowers and Guarantors) in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods.  In the event that any goods, documents of title or other Collateral having an aggregate book value equal to or greater than $25,000 are at any time after the date hereof in the custody, control or possession of any person not referred to in the Information Certificate or any carrier not referred to in the Information Certificate, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  With respect to goods, documents of title or other Collateral having an aggregate book value equal to or greater than $100,000, promptly upon Agent’s request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by the third party in the custody, control or possession of such goods, documents of title or other Collateral and the Borrower or Guarantor that is the owner of such goods, documents of title or other Collateral.

(i)      Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and priority (subject to the liens expressly permitted under Sections 9.8(b) through (g) hereof) of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or the PPSA or by other law, as applicable in any relevant jurisdiction.

SECTION  6.  COLLECTION AND ADMINISTRATION

6.1         Borrowers’ Loan Accounts.    Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2         Statements.   Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower.  Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3         Collection of Accounts.

(a)      Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.  Borrowing Base Parties shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowers shall execute and deliver such agreements and documents as Agent may require in connection therewith.  Each Borrower and Guarantor agrees that all payments made to such Blocked Accounts upon the occurrence and during the continuance of a Cash Dominion Event or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.  Without limiting any other rights of Agent or Lenders hereunder or under any of the other Financing Agreements, Agent may, at its option at any time that a Cash Dominion Event shall have occurred and be continuing, subject to the terms of any applicable Deposit Account Control Agreement, instruct the depository banks at which any Blocked Account is maintained to transfer all available funds received or deposited into such Blocked Account to the Agent Payment Account.

(b)      For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the same Business Day as the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day.  The economic benefit of the timing in the application of payments (and the administrative charge with respect thereto, if applicable) shall be for the sole benefit of Agent.

(c)      Each Borrower and Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent.  In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds.  Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other person.  The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4         Payments; Withholding Taxes.

(a)      All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time.  Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay in full any fees, indemnities or expense reimbursements then due to Agent from any Borrower or Guarantor; second, to pay in full any fees, indemnities or expense reimbursements then due to the Lenders from any Borrower or Guarantor; third, ratably to pay in full interest due in respect of any Special Agent Advances; fourth, ratably to pay or prepay in full principal due in respect of Special Agent Advances; fifth, ratably to pay in full interest due in respect of the Term Loan A; sixth, ratably to pay or prepay in full principal due in respect of the Term Loan A; seventh, ratably to pay in full interest due in respect of the Term Loan B and the Term Loan C; eighth, ratably to pay or prepay in full principal due in respect of the Term Loan B and the Term Loan C; and ninth, ratably to pay or prepay in full any other Obligations, whether or not then due, in such order and manner as Agent determines.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Administrative Borrower, or unless a Default or Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans for the type of Term Loan for which such payment is to be applied against in accordance with this Agreement (including, without limitation, pursuant to Section 2.4(d) and this Section 6.4(a)).

(b)      At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent.

(c)      Any and all payments by any Borrower or Guarantor hereunder or under any other Financing Agreement shall be made free and clear of and without deduction for any and all present or future Taxes, excluding Taxes imposed on the net income of Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) by the jurisdiction in which such Person is organized or has its principal lending office.  If any Borrower or Guarantor shall be required to deduct any Taxes from or in respect of any sum payable hereunder to Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.4) Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions and (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(d)      In addition, each Borrower and Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Financing Agreement (“Other Taxes”).  Each Borrower and Guarantor shall deliver to Agent and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(e)      The Borrowers and Guarantors hereby jointly and severally indemnify and agree to hold Agent and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 6.4) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(f)       Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the date hereof (or, in the case of a Lender which becomes a party hereto after the date hereof, promptly after the date upon which such Lender becomes a party hereto) deliver to Agent one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder.  In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents to Agent and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify Agent in the event any such representation is no longer accurate.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from Agent or the Lender granting a participation, as applicable.  Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

(g)      Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 6.4 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (g) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (g)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (f) above.

(h)      Agent or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 6.4 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require Agent or such Lender (or Transferee) to disclose any information Agent or such Lender (or Transferee) deems confidential and would not, in the sole determination of Agent or such Lender, be otherwise disadvantageous to Agent or such Lender (or Transferee).

If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender.  Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5         Authorization to Make Loans.

Agent and Lenders are authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations.  All requests for Loans hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Loan.  Requests received after 11:00 a.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

6.6         Use of Proceeds.  Borrowers shall use the proceeds of the Loans provided by Agent to Borrowers hereunder only to refinance existing Indebtedness of Parent and its Subsidiaries, and for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.7         Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a)      Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower.  Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor.  Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)      Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Administrative Borrower.

(c)      Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d)      Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

(e)      No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.8         Pro Rata Treatment.    Except to the extent otherwise provided in this Agreement:  (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.9         Sharing of Payments, Etc.

(a)      Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b)      If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)      Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)      Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10       Settlement Procedures.

(a)      In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

(b)      With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”).  If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 12:00 p.m. New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent.  Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans.  Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c)      To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Loan to Borrower.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d)      If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.10(a) and 6.10(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.10(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day.  If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.  During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account.  Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice.  A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender’s behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a “Defaulting Lender”.  Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0).  This Section shall remain effective with respect to a Defaulting Lender until such default is cured.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

(e)      Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.11       Obligations Several; Independent Nature of Lenders’ Rights .  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

6.12       [Intentionally omitted].

SECTION  7.   COLLATERAL REPORTING AND COVENANTS

7.1         Collateral Reporting.

(a)      Borrowers shall provide Agent with the following documents in a form satisfactory to Agent as determined by Agent in good faith:

(i)      [Intentionally omitted];

(ii)     at the time of delivery to the First Lien Agent, a copy of any Borrowing Base Certificates (as such term is defined in the First Lien Loan Agreement);

(iii)    [Intentionally omitted];

(iv)    as soon as possible after the end of each month (but in any event within thirty (30) days after the end thereof), on a monthly basis or more frequently as Agent may request, (A) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers’ general ledger accounts to their monthly financial statements including any book reserves related to each category, (B) a report regarding Borrowers’ and their Subsidiaries’ accrued, but unpaid, taxes including, without limitation, property taxes, real estate taxes, ad valorem taxes, income taxes, payroll taxes and withholding taxes (Canadian or otherwise), (C) a detailed report by customer of all deferred revenue, together with a reconciliation of such deferred revenue to Parent’s general ledger accounts and monthly financial statements, and (D) a detailed reporting of any deemed dividend tax liability;

(v)     [Intentionally omitted]; and

(vi)    such reports as to the Collateral as Agent shall in good faith request from time to time, including, without limitation, a report regarding Borrowers’ and their Subsidiaries’ accrued, but unpaid, taxes including, without limitation, property taxes, real estate taxes, ad valorem taxes, income taxes, payroll taxes and withholding taxes (Canadian or otherwise), and a detailed reporting of any deemed dividend tax liability.

(b)      If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

(c)      All of the documents, reports and schedules provided by or on behalf of any Borrower or Guarantor to Agent hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules.  For purposes hereof, Agent may, at its option, provide to Administrative Borrower, at least five (5) Business Day prior to the date any such documents, reports or schedules are required to be provided by Borrowers or Guarantors to Agent hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Agent does not do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers and Guarantors use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

(d)      [Intentionally omitted].

(e)      [Intentionally omitted].

7.2         Accounts Covenants.

(a)      Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower’s performance of any of its material obligations to any material account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any material account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any material account debtor.  So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantors may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b)      With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower’s business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State, Provincial or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(c)      Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3         Inventory Covenants.    With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors (other than Ocmus and H&H Electronic) shall conduct a physical count of their Inventory at least once each year, H&H Electronic shall conduct a physical count of their Inventory at least once each month, but (in any case) at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period (or no more than two (2) times in any twelve (12) month period if Excess Availability is less than $25,000,000), but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) [intentionally omitted]; (f) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (h) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory; (j) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and  (k) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

7.4         Equipment and Real Property Covenants.   With respect to the Equipment and Real Property: (a) upon Agent’s request, Borrowers and Guarantors shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Guarantors shall use the Equipment and Real Property with reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except for the sale or other disposition of Equipment in accordance with the terms of this Agreement and except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property, except that no Borrower or Guarantor shall be liable for losses or claims directly resulting from acts of Agent or any Lender with respect to a parcel of Real Property while Agent or such Lender is the owner or operator of such parcel of Real Property.

7.5         Power of Attorney.    Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with a letter of credit through U.S. Customs, Canadian Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6         Right to Cure.    Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge delinquent taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor.  Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7         Access to Premises.    From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records, and (b) each Borrower and Guarantor (or Administrative Borrower on behalf of each Borrower and Guarantor) shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may, after reasonable notice to Administrative Borrower (unless an Event of Default exists), use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION  8.  REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a condition to the making of the Term Loans and effectiveness of this Agreement:

8.1         Existence, Power and Authority.  Each Borrower and Guarantor is a corporation, limited liability company, limited partnership or trust duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation, limited liability company, limited partnership or trust and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate, limited liability company, limited partnership or trust powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, by-laws, operating agreement, limited partnership agreement, trust agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except for liens in favor of Agent, First Lien Agent, Subordinated Note Trustee and WHX.  This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

8.2         Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)      The exact legal name of each Borrower and Guarantor as of the date hereof is as set forth on the signature page of this Agreement and in the Information Certificate.  No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger, consolidation or amalgamation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, in each case except as set forth in the Information Certificate.

(b)      Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate.  The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

(c)      As of the date hereof, the chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below.  The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3         Financial Statements; No Material Adverse Change.    All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor (or Administrative Borrower on behalf of any Borrower or Guarantor) to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.4         Priority of Liens; Title to Properties.  The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected second priority liens and security interests in and upon the Collateral subject to the terms of the Wells Intercreditor Agreement and subject to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof.  Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5         Tax Returns.  Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6         Litigation.  Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7         Compliance with Other Agreements and Applicable Laws.

(a)      Borrowers and Guarantors are not in default in any material respect under, or in violation in any material respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound.  Borrowers and Guarantors are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

(b)      Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”).  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8         Environmental Compliance.

(a)      Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any respect any applicable Environmental Law or Permit, except where such violation has not had and could not be reasonably expected to have a Material Adverse Effect, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all respects with all Environmental Laws and all Permits, except where the failure to so comply has not had and could not be reasonably expected to have a Material Adverse Effect.

(b)      Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower’s or Guarantor’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter in each case which has had or could be reasonably expected to have a Material Adverse Effect.

(c)      Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which liability has had or could be reasonably expected to have a Material Adverse Effect.

(d)      Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

8.9         Employee Benefits.

(a)      Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification.  Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)      There are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan.  To the best knowledge of any Borrower or Guarantor, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)      (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan’s assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

(d)      With respect to any Canadian Pension Plan, to the best of the knowledge of each Borrower and Guarantor, (i) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all statutory obligations of any Borrower or Guarantor required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower or Guarantor to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Pension Plans, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plans are fully funded in accordance with applicable law both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles), and (ix) none of the Canadian Pension Plans is the subject of an investigation, proceeding, action or claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

8.10         Bank Accounts.  As of the date hereof, all of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11       Intellectual Property.  Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar office or agency in the United States or Canada, any State or Province thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of any Borrower’s and Guarantor’s knowledge, (a) no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, service mark, trade name, copyright, license or other Intellectual Property owned by any other Person presently and (b) no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property.  Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”).  No trademark, service mark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (i) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (ii) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12       Subsidiaries; Affiliates; Capitalization; Solvency.

(a)      As of the date hereof, each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

(b)      As of the date hereof, each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

(c)      The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

(d)      Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations and the obligations of such Borrower and Guarantor under the First Lien Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents, the security interests of First Lien Agent, Agent and the Subordinated Note Trustee and the other transaction contemplated hereunder and under the First Lien Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents.

8.13       Labor Disputes.

(a)      Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b)      Except as set forth on Schedule 8.13 to the Information Certificate, there is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

8.14       Restrictions on Subsidiaries.  Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.15       Material Contracts.  Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof.  Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof.  Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16       Payable Practices.  Each Borrower and Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

8.17       Interrelated Businesses.  Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers share an identity of interests such that any benefit received by any one of them benefits the others.  Borrowers render services to or for the benefit of the other Borrowers, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including inter alia, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers).  Borrowers have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

8.18       Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

SECTION  9.  AFFIRMATIVE AND NEGATIVE COVENANTS

9.1         Maintenance of Existence.

(a)      Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate, limited liability company, limited partnership or trust existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, trade names, approvals, authorizations, leases, contracts and Permits necessary to carry on in all material respects the business as presently or proposed to be conducted, except as to any Guarantor other than Parent as permitted in Section 9.7 hereto.

(b)      No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) days prior written notice from Administrative Borrower of such proposed change in its name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the certificate of incorporation or certificate of formation (or other organizational documents) of such Borrower or Guarantor providing for the name change certified by the Secretary of State (or similar official) of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c)      No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than ten (10) days’ prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2         New Collateral Locations.  Each Borrower and Guarantor may only open any new location within Canada (in the case of H&H Canada and Atlantic) or within the continental United States (in the case of all other Borrowers and Guarantors) provided such Borrower or Guarantor (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location (or such shorter period as Agent may agree) and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

9.3         Compliance with Laws, Regulations, Etc.

(a)      Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe in all material respects all requirements of any foreign, Federal, State or local Governmental Authority.

(b)      Borrowers and Guarantors shall give written notice to Agent promptly upon any Borrower’s or Guarantor’s receipt of any written notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material in violation of Environmental Laws or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations relating to any Real Property shall be furnished, or caused to be furnished, by such Borrower or Guarantor to Agent promptly upon such Borrower’s or Guarantor’s receipt thereof.  Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c)      Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where material non-compliance or alleged material non-compliance with such Environmental Laws has occurred as to such material non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d)      Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans; provided, that, Borrowers and Guarantors shall not be required to indemnify for any such losses, claims, damages, liabilities, costs or expenses directly resulting from acts of Agent or any Lender with respect to a parcel of Real Property while Agent or such Lender is the owner or operator of such parcel of Real Property.  All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4         Payment of Taxes and Claims.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge when due all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books.  Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

9.5         Insurance.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Borrowers and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.

9.6         Financial Statements and Other Information.

(a)      Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and accurate entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP.  Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them.  Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Agent, the following:

(i)         within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss), statements of cash flow, and statements of shareholders’ equity) and monthly unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenants set forth in Section 9.17 hereof for such month;

(ii)         within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity) and quarterly unaudited consolidating financial statements (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes;

(iii)         within one hundred twenty (120) days after the end of each fiscal year, annual unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and annual unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes; and;

(iv)         within one hundred fifty (150) days after the end of each fiscal year, audited consolidated financial statements of WHX and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, and unaudited consolidating financial statements of WHX and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of WHX and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by WHX and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of WHX and its Subsidiaries as of the end of and for the fiscal year then ended.

(b)      Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $500,000 or which if adversely determined would result in any material adverse change in any Borrower’s or Guarantor’s business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $500,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

(c)      Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(d)      Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request.  Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor.  Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

9.7         Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

(a)      merge into or with or consolidate or amalgamate with any other Person or permit any other Person to merge into or with or consolidate or amalgamate with it, except that (x) any Subsidiary of Parent may merge with and into or consolidate or amalgamate with any other Subsidiary of Parent, and (y) any Subsidiary of Parent may merge with and into or consolidate or amalgamate with any other Person in connection with a Permitted Acquisition, provided, that, each of the following conditions is satisfied as determined by Agent in good faith:  (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Subsidiaries to so merge, consolidate or amalgamate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging, consolidating or amalgamating, which person will be the surviving entity, the locations of the assets of the persons that are merging, consolidating or amalgamating, and the material agreements and documents relating to such merger, consolidation or amalgamation, (ii) Agent shall have received such other information with respect to such merger, consolidation or amalgamation as Agent may reasonably request, (iii) as of the effective date of the merger,  consolidation or amalgamation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving entity shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, and (vi) in any merger, consolidation or amalgamation involving a Borrower or Guarantor, the surviving entity of such merger, consolidation or amalgamation shall be such Borrower or Guarantor, and in any merger, consolidation or amalgamation involving a Person that is not a Subsidiary of Parent, the surviving entity of such merger, consolidation or amalgamation shall become a Subsidiary of Parent;

(b)      sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

(i)         sales of Inventory in the ordinary course of business,

(ii)          the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) and obsolete Inventory so long as  (A)such sales or other dispositions do not involve Equipment and Inventory having an aggregate fair market value in excess of $1,000,000 for all such Equipment and Inventory disposed of in any fiscal year of Borrowers or as Agent may otherwise agree, and  (B) the Net Cash Proceeds payable or deliverable to Borrowers or Guarantors in respect of any such sale or disposition shall be promptly remitted to Agent or First Lien Agent in immediately available funds and applied to the Obligations and the First Lien Debt in accordance with Section 2.4(c)(i) hereof;

(iii)         the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the Net Cash Proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the Net Cash Proceeds of the sale and issuance of such Capital Stock shall be paid in accordance with the terms of Sections 2.4 and 6.4 hereof and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv)         the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v)         the sale or other disposition by H&H International to WHX of all of the issued and outstanding shares of Capital Stock in Indiana Tube Denmark; provided, that, (A) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (B) the Net Cash Proceeds (if any) from such sale or other disposition shall promptly be remitted to Agent or First Lien Agent in immediately available funds for application to the Obligations in the order and manner set forth in Section 2.4(c)(iii) hereof,

(vi)         the sale or other disposition of the Fairfield Property and the North Attleboro - Elm Street Property; provided, that, (A) as of the date of such sale or disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (B) such sale or disposition shall be on commercially reasonable terms in a bona fide arm’s length transaction with a Person that is not an Affiliate of a Borrower, except as otherwise permitted under Section 9.12(a) hereof, (C) Administrative Borrower shall furnish Agent with prior written notice of such sale or disposition (together with such information relating thereto as Agent shall reasonably request), and (D) the Net Cash Proceeds payable or deliverable to Borrowers or Guarantors in respect of any such sale or disposition shall be promptly remitted to Agent or First Lien Agent and applied to the Obligations and the First Lien Debt in accordance with Section 2.4(c)(i) hereof.

(vii)         the sale or other disposition of any Real Property of any Borrower or Guarantor other than the Fairfield Property and the North Attleboro - Elm Street Property, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) Administrative Borrower shall furnish Agent with prior written notice of such sale or disposition (together with such information relating thereto as Agent shall reasonably request), (B) such sale or other disposition shall be on terms and conditions satisfactory to and approved in writing by Agent and the Required Lenders;  (C) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent or First Lien Agent and applied to the Obligations and the First Lien Debt in accordance with Section 2.4(c)(i) hereof, and (D) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(viii)         (x) the transfer by any Borrower or Guarantor of any Equipment (other than the Extruder Equipment) to a Subsidiary of Parent organized outside of the United States, Canada or Mexico; provided, that, the aggregate amount of the fair market value of such Equipment does not exceed $500,000, and (y) the transfer by any Borrower or Guarantor of the Extruder Equipment to a Subsidiary of Parent organized outside of the United States, Canada or Mexico;

(ix)          the sale of the Capital Stock of an Exempt Subsidiary by the applicable Borrower or Guarantor or the sale or other disposition of all or substantially all of the assets and properties of an Exempt Subsidiary; provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; (B) such sale or other disposition shall be on commercially reasonable terms in a bona fide arm’s length transaction with a Person that is not an Affiliate of a Borrower, (C) the applicable Borrowers or Guarantors shall have received cash consideration in respect of such sale or other disposition in an amount of not less than five (5) times TTM EBITDA of the applicable Exempt Subsidiary for the period of twelve (12) consecutive fiscal months ended on the last day of the month immediately preceding the date of such sale or other disposition,(D) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), (E) Administrative Borrower shall furnish Agent with projections, in form and substance satisfactory to Agent, that Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, are projected to be in compliance with the financial covenants in Section 9.17 hereof for the twelve (12) month period ended one year after the proposed date of consummation of such sale or other disposition, and (F) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent or First Lien Agent and applied to the Obligations and the First Lien Debt in accordance with Section 2.4(c)(ii) hereof,

(x)          the sale or other disposition of Precious Metals Inventory by any Borrower or Guarantor to Steel Partners II, L.P. or its affiliates, provided, that, as to any such sale or other disposition, each of the following conditions is satisfied as determined by Agent in good faith: (A) Administrative Borrower shall furnish Agent with prior written notice of such sale or other disposition (together with such information relating thereto as Agent shall reasonably request), (B) such sale or other disposition shall be on terms and conditions satisfactory to and approved in writing by Agent and the Required Lenders; (C) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale or other disposition shall be promptly remitted to Agent or First Lien Agent and applied to the Obligations and the First Lien Debt in accordance with Section 2.4(c)(i) hereof, and (D) as of the date of any such sale or other disposition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

(xi)          on and after the Amendment No. 2 Effective Date, sales of Specified Factored Accounts by Borrowers to a Factor, so long as the following terms and conditions are satisfied as determined by Agent: (A) the aggregate face amount of Specified Factored Accounts which may be sold by Borrowers shall not exceed $20,000,000 during any fiscal year; (B) any sale or transfer of Specified Factored Accounts shall be without any recourse, offset or claim of any kind or nature to or against any Borrower, any Guarantor, Agent or any Lender; (C) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the applicable Factoring Documents, duly authorized, executed and delivered by the parties thereto; (D) further sales of the Specified Factored Accounts pursuant to the applicable Factoring Documents will cease upon a written notice by Agent to Administrative Borrower of a Default or Event of Default; (E) no Borrower or Guarantor shall, directly or indirectly, amend, modify, alter or change any of the terms of the Factoring Documents in any manner that is adverse to the interests of Borrowers, Guarantors, Agent or Lenders in any material respect without the prior written consent of Agent; and (F) Borrowers and Guarantors shall furnish to Agent all notices or demands (if any) in connection with the arrangements made by Borrowers pursuant to the applicable Factoring Documents either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(c)      wind up, liquidate or dissolve, except that Ocmus, any Guarantor, or any Subsidiary of a Borrower or Guarantor that is not itself a Borrower may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of Ocmus, such Guarantor or other Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor or such other Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor or other Subsidiary shall be duly and validly transferred and assigned to a Borrower or Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets; provided, that, Ocmus shall not be required to comply with this clause (iii), (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor or such other Subsidiary has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Ocmus, such Guarantor or such other Subsidiary to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; or

(d)      agree to do any of the foregoing.

9.8         Encumbrances.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, hypothec, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a)      the security interests and liens of Agent for itself and the benefit of the other Secured Parties;

(b)      liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(c)      non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or obligations under applicable Canadian law which are not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)      zoning restrictions (including, without limitation, airport zoning regulations relating to the Real Property of H&H Canada in Rexdale, Ontario), easements (including unregistered easements), licenses, agreements with municipalities, covenants and other restrictions affecting the use of Real Property (including, in the case of the Real Property of H&H Canada located in Rexdale, Ontario, (i) any rights of expropriation, access of use, or other rights conferred by any statute of Canada or the Province of Ontario and (ii) the reservations contained in the original grant from Canada) which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property (or, in the case of leasehold interests, the value of such Borrower’s, Guarantor’s or such Subsidiary’s interest in the Real Property) which may be subject thereto;

(e)      purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; so long as (i) such security interest or mortgage attaches only to the Equipment or Real Property purchased or acquired and the proceeds thereof, and (ii) such security interest or mortgage only secures the Indebtedness that was incurred to acquire the Equipment or Real Property purchased or acquired;

(f)      pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g)      pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

(h)      liens arising from (i) operating leases and the precautionary UCC or PPSA, as applicable, financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC or PPSA, as applicable, financing statement filings in respect thereof;

(i)      judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, and (iii) a stay of enforcement of any such liens is in effect;

(j)      the security interests in and liens upon the Collateral in favor of First Lien Agent to secure the First Lien Indebtedness (as defined in the Wells Intercreditor Agreement);

(k)      the security interests in and liens upon the Collateral in favor of the Subordinated Note Trustee to secure the Subordinated Noteholder Indebtedness, provided, that, the security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of the Subordinated Noteholder Intercreditor Agreement;

(l)      the security interests in and liens upon the Collateral in favor of WHX to secure the Indebtedness of Borrowers and Guarantors to WHX permitted under Section 9.9(k) hereof, provided, that, such security interests in and liens are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of the WHX Intercreditor Agreement;

(m)          the security interests in liens upon the Collateral in favor of the holder of any Refinancing Indebtedness (or the agent or trustee on behalf of the holder or  holders of the Refinancing Indebtedness) to secure such Refinancing Indebtedness; provided, that, except for Refinancing Indebtedness which refinances, replaces or substitutes for the First Lien Indebtedness (as defined in, and to the extent not prohibited by, the Wells Intercreditor Agreement), the security interests and liens upon the Collateral in favor of such Person are and shall at all times be subject and subordinate to the security interests and liens therein of Agent pursuant to the terms of an intercreditor agreement in form and substance satisfactory to Agent;

(n)       the security interests in and liens upon Precious Metals Inventory owned by the Precious Metals Consignor and consigned by the Precious Metals Consignor to Handy, to secure the Indebtedness permitted under Section 9.9(j) hereof; provided, that, such security interests and liens are subject to the terms of the Precious Metals Creditor Agreement;

(o)      liens of a single commodities intermediary securing Indebtedness of Handy permitted under Section 9.9(l) hereof; provided, that, (i) such liens do not at any time encumber any assets other than assets held in the commodities account established in accordance with Section 9.9(l) hereof and (ii) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by Handy and such commodities intermediary;

(p)      the security interests and liens in favor of OMG Mortgage Lender on the Real Property, fixtures and related assets of OMG located at 95-97 and 153 Bowles Road, Agawam, Massachusetts securing the Indebtedness permitted under Section 9.9(m) hereof;

(q)      the security interests and liens in favor of any lender to any Subsidiary of Parent organized outside of the United States, Canada and Mexico on the assets and properties of such Subsidiary (other than any Capital Stock of a Borrower or Guarantor) securing the Indebtedness permitted under Section 9.9(n) hereof;

(r)      the security interests of a Factor in the Specified Factored Accounts sold by a Borrower to such Factor in accordance with Section 9.7(b)(xi) hereof; and

(s)      the security interests and liens not otherwise expressly permitted under this Section 9.8 and set forth on Schedule 8.4 to the Information Certificate.

9.9         Indebtedness.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)      the Obligations;

(b)      purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $10,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(c)      guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers or Guarantors in favor of Agent for the benefit of the other Secured Parties;

(d)      the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g) hereof;

(e)      unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent’s option, to be held as cash collateral for the Obligations, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $5,000,000, (vi)  as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(f)      the First Lien Indebtedness (as defined in the Wells Intercreditor Agreement), provided, that each of the following conditions is satisfied as determined by Agent:

(i)         the aggregate principal amount of such Indebtedness shall not exceed the result of (A) the sum of (I) the lesser of (x) $110,000,000 and (y) Availability (as such term is defined in the Wells Intercreditor Agreement) and (II) the aggregate principal amount of the First Lien Term Loans outstanding on the date hereof, less (B) the sum of (I) the aggregate amount of all permanent reductions of the commitments to provide First Lien Revolving Loans under the First Lien Loan Agreement made from and after the date hereof, and (II) the aggregate amount of all principal payments and prepayments of the First Lien Term Loans actually received by the First Lien Lenders, whether optional or mandatory;

(ii)        Agent shall have received true, correct and complete copies of the First Lien Loan Agreement and each of the other First Lien Financing Agreements, as duly authorized, executed and delivered by the parties thereto;

(iii)       Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of the First Lien Debt or any of the First Lien Financing Agreements, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner which is not prohibited by the Wells Intercreditor Agreement; and

(iv)       Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with the First Lien Debt either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(g)      the Indebtedness of Borrowers and Guarantors to the Subordinated Noteholders and Subordinated Note Trustee evidenced by or arising under the Subordinated Noteholder Documents (as in effect on the date hereof), provided, that:

(i)         the aggregate principal amount of such Indebtedness shall not exceed $72,925,500 (exclusive of non-cash capitalized interest or fees in respect of such Indebtedness which is added to the principal amount thereof pursuant to the Subordinated Note Documents (as in effect on the date hereof)), less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory,

(ii)        Agent shall have received true, correct and complete copies of all of the Subordinated Note Documents, as duly authorized, executed and delivered by the parties thereto,

(iii)       such Indebtedness shall be subject to and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full of all of the Obligations pursuant to the terms of the Subordinated Noteholder Intercreditor Agreement;

(iv)       Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, as permitted by the Subordinated Noteholder Intercreditor Agreement;

(v)        Borrowers and Guarantors shall not, directly or indirectly: (A) amend, modify, alter or change any of the terms of such Indebtedness or any of the Subordinated Note Documents (as in effect on the date hereof), except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter of change the terms thereof in a manner which is expressly permitted by Section 15 of the Subordinated Noteholder Intercreditor Agreement, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted in clause (iv) above;

(vi)       Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

(vii)      Notwithstanding anything to the contrary set forth herein, all or any portion of the Subordinated Noteholder Indebtedness held by the shareholders of WHX may be converted into Capital Stock of WHX, so long as (A) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, estoppels and other agreements from all third persons (including without limitation Subordinated Note Trustee, the Subordinated Noteholders, First Lien Agent and/or First Lien Lenders) which Agent may deem necessary with respect to such conversion, and (B) Agent shall have received, in form and substance satisfactory to Agent, true and correct copies of all of the agreements, documents and instruments relating to such conversion, in each case duly authorized, executed and delivered by the parties thereto;

(h)      Indebtedness of Borrowers and Guarantors arising after the date hereof issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for, Indebtedness permitted under Sections 9.9(f), (g), (k) or (m) hereof (the “Refinancing Indebtedness”); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in detail reasonably satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) promptly upon Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly executed and delivered by the parties thereto, (iii) with respect to Indebtedness permitted under Section 9.9(f),(g) or (k) hereof, the holder or holders of the Refinancing Indebtedness (or the agent on behalf of such holder or holders) shall execute and deliver an agreement identical to the Wells Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement or the WHX Subordination Agreement, as applicable (subject to changing names of parties, documents and addresses, as appropriate); (iv) Borrowers and Guarantors may only make mandatory prepayments of principal and payments of interest, fees, expenses and indemnities, if any, in respect of such Indebtedness as permitted in Sections 9.9 (g), (k) and (m) hereof, as applicable, subject (in the case of the Indebtedness permitted in Section 9.9(g) hereof) to the terms of the Subordinated Noteholder Intercreditor Agreement and subject (in the case of the Indebtedness permitted in Section 9.9(k) hereof) to the terms of the WHX Intercreditor Agreement, (v) Borrowers and Guarantors shall not, directly or indirectly, (A) redeem, retire, defease, purchase or otherwise acquire such Refinancing Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted in Sections 9.9(f), (g), (k) and (m) hereof, as applicable (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so exchanged, refinanced, replaced or substituted for), (vi) Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(i)      in addition to the Indebtedness permitted under Section 9.9(o) hereof, Indebtedness of Borrowers and Guarantors under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements or similar contractual arrangements intended to protect such Person against fluctuations in interest rates and currency swap agreements, forward currency purchase agreements or similar contractual arrangements intended to protect such Person against fluctuations in currency exchange rates and commodity swap agreements or similar contractual arrangements intended to protect such Person against fluctuations in precious metal prices; provided, that, (i) such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and (ii) such Indebtedness shall be unsecured (other than the Indebtedness permitted under Section 9.9(o) hereof);

(j)      Indebtedness of Handy to the Precious Metals Consignor evidenced by or arising under the Precious Metals Consignment Agreement and the other Precious Metals Consignment Documents, provided, that:

(i)         Agent shall have received true, correct and complete copies of all of the Precious Metals Consignment Documents as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent,

(ii)        the outstanding amount of such Indebtedness shall not exceed $15,000,000, plus fees thereon at the rate provided in the Precious Metals Consignment Documents (as in effect on the date hereof),

(iii)       such Indebtedness shall be subject to the terms of the Precious Metals Creditor Agreement and shall not be secured by any assets of any Borrower or Guarantor, except for Precious Metals Inventory consigned to Handy by the Precious Metals Consignor for which the Precious Metals Consignor has not been paid;

(iv)       Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the Precious Metals Consignment Documents, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to release any liens on or security interests in any assets or properties of Borrowers, and

(v)        Borrowers and Guarantors shall furnish to Agent all notices of default or demands for payment in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all such notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(k)      Indebtedness of Borrowers and Guarantors to WHX evidenced by or arising under the WHX Subordinated Note Documents, provided, that:

(i)         Agent shall have received true, correct and complete copies of the WHX Subordinated Note Documents and all other documents, instruments and agreements related thereto, as duly authorized, executed and delivered by the parties thereto, which shall be in form and substance satisfactory to Agent;

(ii)        the outstanding amount of such Indebtedness shall not exceed $3,000,000, plus interest thereon at the rate provided in the WHX Subordinated Note Documents (as in effect on the date hereof),

(iii)       such Indebtedness shall be subject and subordinate in right of payment to the right of the Secured Parties to receive the prior indefeasible payment and satisfaction in full of all Obligations pursuant to the WHX Subordination Agreement,

(iv)       Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, except, that: (A) Borrowers and Guarantors may make regularly scheduled non-cash capitalized interest payments in respect of such Indebtedness in accordance with the terms of the WHX Subordinated Note Documents in the form of additional indebtedness having substantially the same terms, and (B) Borrowers and Guarantors may make prepayments in respect of such Indebtedness on and after the date hereof so long as (1) the Specified Transaction Conditions have been satisfied, and (2) the amount of any such prepayment shall not cause the aggregate outstanding amount of all Specified Transactions to exceed the Specified Transaction Limit,

(v)        Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the WHX Subordinated Note Documents, except, that, Handy may, after prior written notice to Agent, amend, modify, alter of change the terms thereof in a manner that is expressly permitted by Section 15 of the WHX Subordination Agreement, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

(vi)       Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Borrower or Guarantor or on its behalf promptly after the receipt thereof, and all notices or demands sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(l)      Indebtedness of Handy to a single commodities intermediary and its affiliates in respect of Commodity Hedging Obligations (including, without limitation, any commodities account maintained with a broker-dealer) which do not increase the amount of such Indebtedness or other obligations of Handy outstanding other than as a result of fluctuations in commodity prices or by reason of  fees and expenses payable in connection therewith, provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent, (ii) such Commodity Hedging Obligations shall be incurred (and such commodities account shall be established and utilized) by Handy in the ordinary course of business and consistent with past practice, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) Agent shall have received, in form and substance reasonably satisfactory to Agent, an Investment Property Control Agreement with respect to such commodities account, duly authorized, executed and delivered by Handy and such commodities intermediary, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) Handy shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Handy may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner which is not adverse to the interests of Agent, any Lender, any Borrower or any Guarantor in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Handy shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Handy or on its behalf promptly after the receipt thereof, or sent by Handy or on its behalf concurrently with the sending thereof, as the case may be;

(m)    the OMG Mortgage Debt; provided, that, each of the following conditions is satisfied as determined by Agent:

(i)         the aggregate principal amount of such Indebtedness shall not exceed $7,328,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory;

(ii)        Agent shall have received, in form and substance satisfactory to Agent, the OMG Mortgagee Access Agreement, duly authorized, executed and delivered by OMG Mortgage Lender;

(iii)       Borrowers and Guarantors shall not (A) make any voluntary prepayments in respect of the OMG Mortgage Debt or (B) directly or indirectly redeem, retire, defease, purchase or otherwise acquire the OMG Mortgage Debt, or set aside or deposit or invest any sums for such purpose;

(iv)       Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness;

(v)        Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose; and

(vi)       Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(n)      Indebtedness incurred by any Subsidiaries of Parent organized outside of the United States and Canada, provided, that,

(i)         the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 outstanding at any time;

(ii)        such Indebtedness may be supported by one or more issued and outstanding letters of credit (for the avoidance of doubt, the term Indebtedness as used herein shall not include any contingent obligations arising under undrawn letters of credit that provide credit support for the Indebtedness permitted under this clause (n));

(iii)       no Borrower or Guarantor shall guarantee or otherwise be liable in respect of any of such Indebtedness;

(iv)       Agent shall have received not less than five (5) days prior written notice of the intention of any such Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto;

(v)        promptly following Agent’s request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness;

(vi)       as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

(vii)      no Borrower or Guarantor shall, directly or indirectly, redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose;

(viii)     Administrative Borrower shall furnish to Agent all notices or demands in connection with such Indebtedness either received by such Subsidiary or any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by such Subsidiary or any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

(ix)        the occurrence of a default with respect to such Indebtedness shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare, a default on Indebtedness of such Borrower or Guarantor or cause the payment of Indebtedness of such Borrower or Guarantor to be accelerated or payable prior to its stated maturity;

(o)      Indebtedness of any Borrower or Guarantor entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i) such arrangements are with a Bank Product Provider (as defined in the First Lien Loan Agreement), (ii) such arrangements are not for speculative purposes, and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms of the First Lien Financing Agreements;

(p)      the Indebtedness not otherwise expressly permitted under this Section 9.9 and set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto (as in effect on the date hereof) except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except for regularly scheduled sinking fund payments required by the agreements governing such Indebtedness as in effect on the date hereof), and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

9.10         Loans, Investments, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a)      the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)      investments in cash, Cash Equivalents or Canadian Cash Equivalents, provided, that, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash, Cash Equivalents or Canadian Cash Equivalents are held;

(c)      the existing equity investments and loans of each Borrower and Guarantor as of the date hereof in and to its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d)      loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e)      stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

(f)      obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g)      loans by a Borrower or Guarantor to another Borrower or Guarantor after the date hereof, provided, that,

(i)         as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (D) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(ii)        as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of the Secured Parties to receive the prior final payment and satisfaction in full of all of the Obligations pursuant to the terms of the Intercompany Subordination Agreement, and (B) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

(iii)       as to loans by a Borrower to a Guarantor, as of the date of any such loan and after giving effect thereto, (A) no Event of Default shall exist or have occurred and be continuing, and (B) the aggregate outstanding amount of all loans by Borrowers to H&H Canada and Atlantic from and after the date hereof shall not exceed $3,500,000 at any time; and

(h)      the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(i)      Permitted Acquisitions;

(j)      an unsecured loan made by Handy to WHX prior to the date hereof in the amount of $13,100,000, the proceeds of which were used by WHX solely to make a contribution to the WHX Plan, and other unsecured loans made by any Borrower to WHX on or after the date hereof, the proceeds of which other loans shall be used by WHX solely to make contributions to the WHX Plan, provided, that, (i) the amount of any such other loan shall not exceed the amount required to be contributed to the WHX Plan as of the date such other loan is made, (ii) within thirty (30) days after the end of each fiscal month, Handy shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of all of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, (iv) as of the date any such other loan is made and after giving effect thereto, the Borrower making such loan shall be Solvent, (v) as of the date of any such other loan made and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vi) the average Excess Availability for the thirty (30) consecutive days immediately preceding the date any such other loan is made shall not have been less than $20,000,000, and (vii) on the date of any such other loan is made and after giving effect thereto, Excess Availability shall not be less than $15,000,000;

(k)      unsecured loans by any Borrower to WHX after the date hereof for purposes other than those described in Section 9.10(j) hereof, provided, that, (i) the Specified Transaction Conditions shall have been satisfied, (ii) the aggregate outstanding principal amount of such loans made during any fiscal year (after giving effect to any repayments during such fiscal year of such loans made during such fiscal year) shall not exceed $3,500,000 for such fiscal year, provided, that, notwithstanding the foregoing, the aggregate outstanding principal amount of such loans made during any fiscal year (after giving effect to any repayments during such fiscal year of such loans made during such fiscal year) may exceed $3,500,000 in a fiscal year so long as (A) with respect to any such loans made in such fiscal year (after giving effect to any repayments during such fiscal year of such loans made during such fiscal year) in which the aggregate outstanding principal amount is in excess of $3,500,000 in such fiscal year, the Specified Transaction Conditions have been satisfied, and (B) the aggregate outstanding principal amount of any such loans made in excess of $3,500,000 in any fiscal year (after giving effect to any repayments during such fiscal year of such loans made during such fiscal year)  shall not cause the aggregate outstanding amount of all Specified Transactions to exceed the Specified Transaction Limit, (iii) within thirty (30) days after the end of each fiscal month, Administrative Borrower shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iv) the Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by such Borrower as Agent may require, (v) as of the date any such loans are made and immediately after giving effect thereto, such Borrower shall be Solvent, and (vi) such loans shall be repaid in full on or before the Termination Date;

(l)      the equity investments of Borrowers and Guarantors in Lucas China existing on the date hereof in the amount not to exceed the sum of $915,000, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of Lucas China;

(m)    equity investments of Borrowers and Guarantors in Subsidiaries located in China in an amount necessary to repay the Indebtedness of such Subsidiaries; provided, that, (i) the Specified Transaction Conditions have been satisfied, (ii) the aggregate amount of such investments outstanding at any time shall not exceed $7,000,000 at any time, provided, that, notwithstanding the foregoing, the aggregate amount of such investments outstanding at any time may exceed $7,000,000 so long as (A) with respect to any such outstanding investments in excess of $7,000,000, the Specified Transaction Conditions have been satisfied, and (B) the outstanding amount of any such investments in excess of $7,000,000 shall not cause the aggregate outstanding amount of all Specified Transactions to exceed the Specified Transaction Limit, (iii) such equity investments are made from the proceeds of the First Lien Revolving Loans, (iv) the amount of the Indebtedness repaid from the proceeds of such equity investments is re-borrowed by such Subsidiaries located in China within seven (7) days after such equity investments are made, and (v) upon the incurrence of such new Indebtedness, the proceeds of such Indebtedness shall be used to repay such equity investments, and such proceeds shall be applied to repay the First Lien Revolving Loans borrowed to make such equity investments;

(n)     any Borrower or Guarantor may make an investment in any other Borrower or any Guarantor;

(o)     investments in one or more Subsidiaries of Parent organized outside of the United States and Canada that is not a Borrower or Guarantor; provided, that, (i) the Specified Transaction Conditions have been satisfied; and (ii) the aggregate amount of all such investments outstanding at any time shall not exceed $3,000,000, provided, that, notwithstanding the foregoing, the aggregate amount of such investments outstanding at any time may exceed $3,000,000 so long as (A) with respect to any such outstanding investments in excess of $3,000,000, the Specified Transaction Conditions have been satisfied, and (B) the outstanding amount of any such investments in excess of $3,000,000 shall not cause the aggregate outstanding amount of all Specified Transactions to exceed the Specified Transaction Limit; and

(p)     the repayment by any Borrower or Guarantor of intercompany loans made to such Borrower or Guarantor by Protechno France; provided, that, (i) the Specified Transaction Conditions have been satisfied, and (ii) the aggregate amount of such repayments shall not exceed $600,000, provided, that, notwithstanding the foregoing, the aggregate amount of such repayments may exceed $600,000 so long as (A) with respect to any such repayments in excess of $600,000, the Specified Transaction Conditions have been satisfied, and (B) the amount of any such repayments in excess of $600,000 shall not cause the aggregate outstanding amount of all Specified Transactions to exceed the Specified Transaction Limit.

9.11       Dividends and Redemptions.  Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)      any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b)      Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c)      any Subsidiary of a Borrower or Guarantor may pay dividends to a Borrower; and

(d)      Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000, provided, that, notwithstanding the foregoing, the amount of such payments may exceed $250,000 so long as (A) with respect to any such payments in excess of $250,000, the Specified Transaction Conditions have been satisfied, and (B) the amount of any such payments in excess of $250,000 shall not cause the aggregate amount of all Specified Transactions during the term of this Agreement to exceed the Specified Transaction Limit; and

(e)      Borrowers and Guarantors may pay dividends to or redeem Capital Stock of WHX so long as (i) the Specified Transaction Conditions have been satisfied, and (ii) the amount of any such dividends or redemptions shall not cause the aggregate amount of all Specified Transactions during the term of this Agreement to exceed the Specified Transaction Limit.

9.12       Transactions with Affiliates.  Each Borrower and Guarantor shall not, directly or indirectly:

(a)      purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of or pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, except that (i) H&H International may sell or otherwise dispose of all of the issued and outstanding shares of Capital Stock in Indiana Tube Denmark to WHX in accordance with the terms of Section 9.7(b)(v) hereof, and (ii) Borrowers and Guarantors may engage in sale and leaseback transactions with Steel Partners II, L.P. or its Affiliates with respect to the Real Property or Precious Metals Inventory owned by the applicable Borrower or Guarantor so long as (A) the conditions set forth in Section 9.7(b)(vi), Section 9.7(b)(vii) or Section 9.7(b)(x) hereof, as applicable, have been satisfied with respect to any such transaction, and (B) any such transaction shall be upon fair and reasonable terms no less favorable to the applicable Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b)      make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except:

(i)         reasonable compensation for services rendered to such Borrower or Guarantor for officers, employees and directors in the ordinary course of business either (A) paid directly to such officers, employees or directors or (B) to an Affiliate of such Borrower or Guarantor which provides the services of such officers, employees or directors, so long as, in the case of this clause (B), such arrangements are upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person,

(ii)       payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent,

(iii)      payments by Parent to WHX for the payment of taxes by WHX that are attributable to the Parent and its Subsidiaries, provided, that, (A) the aggregate amount of all such payments in any fiscal year shall not exceed the amount of taxes that Parent would have been obligated to pay during such fiscal year if Parent was a stand-alone tax payer (on behalf of itself and its consolidated Subsidiaries), (B) as of the date of any such payment and after giving effect thereto, no Event of Default shall have occurred and be continuing, (C) as of the date of any such payment and after giving effect thereto, the Excess Availability shall not be less than $10,000,000, and (D) Agent shall have received a certificate from Parent (together with supporting calculations in reasonable detail), in form and substance satisfactory to Agent, which demonstrates that Parent and its Subsidiaries would have been in pro forma compliance with the covenants set forth in Section 9.17 for the most recently ended test periods thereunder, computed as if such payment was paid on the first day of any such test periods,

(iv)      the payment on the date hereof by any Borrower or Guarantor to Steel Partners II Liquidating Series Trust - Series E and Steel Partners II Liquidating Trust - Series A  in respect of certain outstanding Indebtedness in an amount not to exceed $5,000,000 in the aggregate,

(v)       payments by any such Borrower or Guarantor to Parent or any Affiliate of Parent for management, transaction and related fees, or other services made pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be), which services would be required by such Borrower or Guarantor to operate such Borrower or Guarantor’s business whether or not such services were provided by an Affiliate of Parent, and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person, and

(vi)      any indemnity provided in the ordinary course of business on behalf of any officers, directors, employees, shareholders or any other Affiliate of such Borrower or Guarantor in connection with the transactions permitted by Section 9.12(b)(v) hereof.

9.13       Compliance with ERISA.

(a)      Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (iv) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (vii) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

(b)      Each Borrower and Guarantor shall (i) cause the Canadian Pension Plans to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation,  (ii) not terminate, or cause to be terminated, any Canadian Pension Plan, if such plan would have a solvency deficiency on termination, (iii) shall promptly provide Agent with any documentation relating to the Canadian Pension Plans as Agent may reasonably request, and (iv) shall notify Agent within thirty (30) days of (A) a material increase in the liabilities of any Canadian Pension Plan, (B) the establishment of a new registered pension plan or (C) the commencement of payments of contributions to any Canadian Pension Plan to which any Borrower or Guarantor had not previously been paying or contributing.

9.14       End of Fiscal Years; Fiscal Quarters.  Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each year.

9.15       Change in Business.  Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.16       Limitation of Restrictions Affecting Subsidiaries.  Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the First Lien Loan Agreement (as in effect on the date hereof), (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

9.17       Financial Covenants.

(a)      EBITDA.  Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the most recently ended period of twelve (12) consecutive fiscal months for which Agent has received financial statements of Parent and its Subsidiaries, to be less than the amount set forth below for the applicable period:

Twelve Month Period Ending:	EBITDA
June 30, 2011	$45,000,000
September 30, 2011	$45,000,000
December 31, 2011	$45,000,000
March 31, 2012	$45,000,000
June 30, 2012 and the last day of each fiscal quarter of Parent thereafter	$49,000,000

(b)      Fixed Charge Coverage Ratio.  Parent and its Subsidiaries shall not permit the Fixed Charge Coverage Ratio for Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the most recently ended period of twelve (12) consecutive fiscal months for which Agent has received financial statements of Parent and its Subsidiaries, to be less than 1.0 to 1.0.

(c)      Maximum Capital Expenditures. Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, shall not, directly or indirectly, make or commit to make (whether through purchase, capital lease or otherwise) Capital Expenditures for each period set forth below in excess of the amount set forth for the applicable period:

Twelve Month Period Ending:	Maximum Capital Expenditures
September 30, 2010	$20,000,000
December 31, 2010	$21,000,000
March 31, 2011	$22,000,000
June 30, 2011 and the last day of each fiscal quarter of Parent thereafter	$23,000,000

(d)      Senior Leverage Ratio.  Parent and its Subsidiaries shall not permit the Senior Leverage Ratio of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the most recently ended period of twelve (12) consecutive fiscal months for which Agent has received financial statements of Parent and its Subsidiaries, to be greater than the level set forth in the following table for the applicable period:

Twelve Month Period Ending:	Senior Leverage Ratio
September 30, 2010	3.0 to 1.0
December 31, 2010	2.95 to 1.0
March 31, 2011	2.90 to 1.0
June 30, 2011	2.85 to 1.0
September 30, 2011	2.80 to 1.0
December 31, 2011	2.75 to 1.0
March 31, 2012 and the last day of each fiscal quarter of Parent thereafter	2.70 to 1.0

9.18       Additional Guaranties and Collateral Security.  Each Borrower shall cause:

(a)      each Subsidiary of any Borrower not in existence on the date hereof (other than any such Subsidiary organized outside of the United States or Canada), to execute and deliver to Agent promptly and in any event within three (3) days after the formation, acquisition or change in status thereof (i) a guaranty guaranteeing the Obligations, (ii) a security agreement, (iii) if such Subsidiary has any Subsidiaries, a pledge agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (iv) one or more Mortgages creating on the Real Property of such Subsidiary a perfected, second priority lien on such Real Property, a title insurance policy covering such Real Property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance reasonably satisfactory to Agent, together with such other agreements, instruments and documents as the Agent may reasonably require, and (v) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Agent in order to create, perfect, establish the second priority of or otherwise protect any lien purported to be covered by any such security agreement, pledge agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Financing Agreements and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(b)      each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a pledge agreement, together with (i) certificates evidencing all of the Capital Stock of such Subsidiary, (ii) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (iii) such opinion of counsel and such approving certificate of such Subsidiary as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (iv) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent.

9.19       License Agreements.

(a)      Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b)      Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration.  In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing.  Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder.  Any sums so paid by Agent shall constitute part of the Obligations.

(c)      No Borrower or Guarantor shall assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to any Intellectual Property, or otherwise dispose of any Intellectual Property, in each case without the prior written consent of Agent, except that any Borrower or Guarantor may, after written notice to Agent, grant a non-exclusive license relating to any Intellectual Property to another Borrower or Guarantor in the ordinary course of business.

9.20       After Acquired Real Property.  If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $425,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or Guarantor, promptly upon Agent’s request, such Borrower or Guarantor shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

9.21       Applications under Insolvency Statutes.  Each Borrower and Guarantor agrees that it shall not file any plan of arrangement under the Companies’ Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor as an “affected” creditor for purposes of such plan or proposal or otherwise.

9.22       Canadian Anti-Money Laundering & Anti-Terrorism Compliance.   Agent and Lenders may be subject to Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations, and they hereby notify Borrowers and Guarantors that in order to comply with such legislation, rules and regulations, Borrowers and Guarantors may be, among other things, required to obtain, verify and record information pertaining to Borrowers and Guarantors, which information may relate to, among other things, the names, addresses, corporate directors, corporate registration numbers, corporate tax numbers, corporate shareholders and banking transactions of Borrowers and Guarantors.  Borrowers and Guarantors hereby agree to take such actions and to provide, upon request, such information and access to information regarding Borrowers and Guarantors that is required to enable Agent and Lenders to comply with such Canadian Anti-Money Laundering & Anti-Terrorism Legislation and “know your customer” rules and regulations.

9.23       Costs and Expenses.  Borrowers and Guarantors shall pay to Agent within five (5) Business Days following Agent’s demand all reasonable and documented costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:  (a) all costs and expenses of filing or recording (including Uniform Commercial Code or PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal and assayer fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) [intentionally omitted]; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day) provided, that, so long as no Event of Default shall exist or shall have occurred and be continuing and Excess Availability is equal to or greater than $15,000,000, Borrowers and Guarantors shall not be required to reimburse Agent for such costs and expenses for more than two (2) field examinations in any twelve (12) month period;; (g) any VAT incurred by Agent or any Lender and (h) the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

9.24       [Intentionally omitted].

9.25       Further Assurances.  At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

SECTION  10.  EVENTS OF DEFAULT AND REMEDIES

10.1         Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)      (i) any Borrower fails to pay any of the Obligations when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b)      any representation, warranty or statement of fact made by any Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)      any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d)      any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $1,000,000 in any one case or in excess of $1,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $1,000,000;

(e)      any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership, trust or a corporation, dissolves or suspends or discontinues doing business;

(f)      any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)     a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition, case, application or proceeding is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition, case, application or proceeding or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)      (i) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property or (ii) a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)), or any similar law now or hereafter in effect in any jurisdiction or under any insolvency, arrangement, reorganization, moratorium, administration, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed, taken or commenced after the date hereof by any Borrower or Obligor or for all or any part of its property, including, without limitation, if any Borrower or Obligor shall: (A) apply for, request or consent to the appointment of a receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator, controller or any other similar official of it or of all or a substantial part of its property and assets, (B) be generally unable, or admit in writing its inability, to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors, (E) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding, or (F) take any corporate, limited liability company, limited partnership or trust action for the purpose of effecting any of the foregoing;

(i)      any default in respect of the First Lien Debt, the Subordinated Noteholder Indebtedness, the WHX Subordinated Note Documents or the OMG Mortgage Debt, which default continues for more than the applicable cure period, if any, with respect thereto, any default in respect of the OMG Mortgage Debt, which default continues for more than fifteen (15) days, any default in respect of any other Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

(j)      any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected second priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(k)      an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $500,000;

(l)      any Change of Control;

(m)     the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $500,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(n)      there shall have occurred any event, circumstance or condition which has had a Material Adverse Effect;

(o)      a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any Borrower or Obligor involving an amount in excess of the US Dollar Equivalent of $500,000; or

(p)      there shall be an event of default under any of the other Financing Agreements.

10.2         Remedies.

(a)      At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b)      Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate).

(c)      Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vi) terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required.

(d)      At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e)      To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f)      For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g)      At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations.  Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(h)      [Intentionally omitted].

(i)      Without limiting the foregoing, at any time that an Event of Default shall exist or have occurred and be continuing, Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of Agent or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any Collateral of any Borrower or Guarantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead.  Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the applicable Borrower or Guarantor and not Agent, and Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees.  Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Borrower or Guarantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral.   To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Agent, enter upon, use and occupy all premises owned or occupied by the applicable Borrower or Guarantor wherein Collateral may be located, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the applicable Borrower’s or Guarantor’s business or as security for loans or advances to enable the Receiver to carry on the applicable Borrower’s or Guarantor’s business or otherwise, as such Receiver shall, in its discretion, determine.  Except as may be otherwise directed by Agent, all proceeds of Collateral received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent.  Every such Receiver may, in the discretion of the Agent be vested with all or any of the rights and powers of the Agent.  Agent may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

SECTION  11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1         Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)      The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)      Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and, in addition, each of H&H Canada and Atlantic irrevocably consents and submits to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c)      Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d)      BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)      Agent and Lenders shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.  Each Borrower and Guarantor:  (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2         Waiver of Notices.  Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3         Amendments and Waivers.

(a)      Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

(i)         reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan, in each case without the consent of each Lender directly affected thereby,

(ii)        increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii)       release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

(iv)      reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

(v)       consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders, or

(vi)      amend, modify or waive any terms of this Section 11.3 hereof, or alter the order or application set forth in Section 6.4(a) hereof, in each case without the consent of Agent and all of Lenders.

(b)      Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c)      [Intentionally omitted].

(d)      The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

11.4         Waiver of Counterclaims.  Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5         Indemnification.  Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee).   To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby.  All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

11.6         Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the rate of Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due.  If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

11.7         Immunity .  To the extent that any Borrower or Guarantor or any of its Subsidiaries has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from set-off or from any legal process, action, suit or proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise) with respect to itself or any of its property, each Borrower and Guarantor hereby irrevocably waives (on behalf of itself and its Subsidiaries) and agrees not to plead or claim such immunity in respect of its Obligations hereunder and under the other Financing Agreements to which it is a party to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.7 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION  12.   THE AGENT

12.1         Appointment, Powers and Immunities.  Each Lender irrevocably designates, appoints and authorizes Ableco to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2         Reliance by Agent.

  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3         Events of Default.

(a)      Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”.  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.

(b)      Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4         [Intentionally omitted].

12.5         Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6         Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

12.7         Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8         [Intentionally omitted].

12.9         Concerning the Collateral and the Related Financing Agreements.

  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10       Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

  By signing this Agreement, each Lender:

(a)      is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b)      expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c)      expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d)      agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11       Collateral Matters.

(a)      Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion,(i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or  (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate outstanding principal amount of the Special Agent Advances pursuant to this clause (ii) shall not exceed the aggregate amount of ten (10%) percent of the Maximum Credit, and (B) the aggregate outstanding principal amount of the Special Agent Advances pursuant to this clause (ii) plus the aggregate outstanding principal amount of Loans shall not exceed the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses.  Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral.  Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder.  Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand.  Without limitation of its obligations pursuant to Section 6.10 hereof, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

(b)      Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $2,500,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)      Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that,  (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and  (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d)      Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

(e)      Without limiting the generality of the foregoing, each Lender (i) authorizes Agent to enter into the Wells Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement, the WHX Intercreditor Agreement, the Intercompany Subordination Agreement and the Precious Metals Creditor Agreement on behalf of such Lender and (ii) agrees that it will be bound (as a Lender) by the terms and conditions of the Wells Intercreditor Agreement, the Subordinated Noteholder Intercreditor Agreement, the WHX Intercreditor Agreement, the Intercompany Subordination Agreement and the Precious Metals Creditor Agreement, whether or not such Lender executes any such agreement.

12.12       Agency for Perfection.  Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party.  Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13       Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Administrative Borrower.  If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14       Credit Bid.  Lenders hereby irrevocably authorize Agent, with the consent of the Required Lenders, to submit a bid at a public or private sale in connection with the purchase of all or any portion of the Collateral, in which any of the Obligations may be used and applied as a credit on account of the purchase price (a “Credit Bid”) and purchase at any such sale (either directly or through one or more entities established for such purpose) all or any portion of the Collateral on behalf of and for the benefit of the Lenders (but not as agent for any individual Lender or Lenders, unless the Required Lenders shall otherwise agree in writing).  Each Lender agrees that, except with the written consent of Agent and the Required Lenders, it will not exercise any right that it might otherwise have to credit bid at any sales of all or any portion of the Collateral conducted under the provisions of the UCC or the Bankruptcy Code, foreclosure sales or other similar dispositions of Collateral.

12.15       Quebec Security Documents.

(a)      Without limiting the powers of Agent or any other Person acting as an agent or mandatary for Agent hereunder or under any other Financing Agreements, each Borrower and Guarantor hereby acknowledges that, for purposes of holding any hypothecs and security granted by such Borrower or Guarantor on property pursuant to the laws of the Province of Quebec to secure obligations of such Borrower or Guarantor under any debenture or bond issued by such Borrower or Guarantor, Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for the Secured Parties, including without limitation, all present and future Lenders and any Affiliate of a Lender, and in particular for all present and future holders of any such debenture or bond.  The Secured Parties hereby: (i) irrevocably constitute, to the extent necessary, Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by a Borrower or Guarantor on property pursuant to the laws of the Province of Quebec to secure the obligations of such Borrower or Guarantor under any debenture or bond issued by such Borrower or Guarantor; and (ii) appoint and agree that Agent may act as the bondholder and mandatary (i.e. agent) with respect to any debenture or bond that may be issued by a Borrower or Guarantor and pledged in its favor from time to time.  The execution by Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement, of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b)      Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), Agent may acquire and be the holder of any debenture or bond issued by a Borrower or Guarantor (i.e. the fondé de pouvoir may acquire and hold the first debenture or bond issued under any deed of hypothec by a Borrower or Guarantor).  Each Borrower and Guarantor hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(c)      The constitution of Agent as fondé de pouvoir and as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time to Agent for the benefit of the Secured Parties shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of an assignor’s rights and obligations under this Agreement by the execution of an assignment agreement, including an Assignment and Acceptance or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment and Acceptance or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under this Agreement.

(d)      Agent, acting as fondé de pouvoir, shall have the same rights, powers and immunities as Agent as stipulated herein, including under this Section 12.15, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 12.15 shall apply mutatis mutandis to the resignation and appointment of a successor Agent acting as fondé de pouvoir.

(e)      Agent, acting as bondholder, shall have the same rights, powers and immunities as Agent as stipulated herein, including under this Section 12.15, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 12.15 shall apply mutatis mutandis to the resignation and appointment of a successor Agent acting as bondholder and mandatary.

SECTION  13.  TERM OF AGREEMENT; MISCELLANEOUS

13.1         Term.

(a)      This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date (the “Termination Date”), unless sooner terminated pursuant to the terms hereof.  In addition, Borrowers may terminate this Agreement at any time upon not less than ten (10) days prior written notice to Agent, and Agent may, at its option, and shall, at the direction of the Required Lenders, terminate this Agreement at any time that an Event of Default shall exist or shall have occurred and be continuing.  Upon the Termination Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York time.

(b)      No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.  Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

13.2         Interpretative Provisions.

(a)      All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)      All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)      All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)      The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)      The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f)      An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g)      All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned.  Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h)      Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof.  Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified but also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(i)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j)      Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k)      The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l)      This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m)                 This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n)      With respect to real or tangible personal property located in the Province of Quebec, (a) the terms “real property”, “personal property” and “real and personal property” and words of similar import shall be deemed to also refer to “immovable property”, “movable property” and “immovable and movable property”. The terms “tangible” and “intangible” and words of similar import shall be deemed to also refer to “corporeal” and “incorporeal”.

13.3         Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	c/o Handy & Harman 1133 Westchester Avenue, Suite N222 White Plains, New York 10604 Attention: Chief Financial Officer Telephone No.: (914) 461-1264 Telecopy No.: (914) 696-8684
with a copy to:
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:  Steve Wolosky, Esq. and Adam Finerman, Esq.
Telephone No.: (212) 451-2300
Telecopy No.:  (212) 451-2222

If to Agent:	Ableco, L.L.C. 299 Park Avenue, 22nd Floor New York, New York 10171 Attention: Daniel Wolf Telephone No.: (212) 891-2121 Telecopy No.: (212) 891-1549
with a copy to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eliot Relles, Esq. Telephone No.: (212) 756-2199 Telecopy No.: (212) 593-5955
13.4         Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5         Confidentiality.

(a)      Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants,  in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

(b)      In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

(c)      In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Agent or any Lender to return any materials furnished by a Borrower or Guarantor to Agent or a Lender or  prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

(d)      Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.  Borrowers and Guarantors do not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event Borrowers or Guarantors determine to take any action inconsistent with such intention, it will promptly notify Agent thereof.  Each Borrower and Guarantor acknowledges that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

(e)      Anything in this Agreement to the contrary notwithstanding, (i) Agent may disclose information relating to the Credit Facility to loan syndication and price reporting services, including Gold Sheets and other publications, with such information to consist of terms and conditions and other information customarily found in such publications and services and (ii) Agent may otherwise use the corporate names, logos and insignias of Borrowers and Guarantors and such information in “tombstones” or other advertisements, public statements or other marketing materials (including on it website).

13.6         Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  Any such purported assignment without such express prior written consent shall be void.  No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.7         Assignments; Participations.

(a)      Each Lender may with the written consent of Agent (such consent not to be unreasonably withheld or delayed and shall be deemed given if not positively denied by the Collateral Agent within 5 Business Days after the request therefor (any such denial to be accompanied by a written explanation for such denial)), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and any Term Loan made by it; provided, however, that (i) such assignment is in an amount which is at least $1,000,000 or a multiple of $100,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or an Approved Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or an Approved Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $100,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to Agent, for the benefit of Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender) and (iii) no written consent of Agent shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.  Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to Agent (or such shorter period as shall be agreed to by Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)      Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the office of Agent, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Term Loan (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall use commercially reasonable efforts to notify the Administrative Borrower, within five (5) days prior to the effectiveness of an Assignment and Acceptance (except in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender in which case no notice shall be given), of the identity of such assignee and the Term Loan amount being assigned (it being understood and agreed that the failure by Agent to give such notice to Administrative Borrower shall not affect Agent’s and Lenders’ rights hereunder or Borrowers’ obligations hereunder).

(c)      Upon receipt by Agent of a completed Assignment and Acceptance and the processing and recordation fee, and subject to any consent required from Agent, Agent shall accept such assignment and record the information contained therein in the Register.

(d)      By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)      Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

(f)      A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(g)      Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(h)      In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(i)       Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 6.4(f).

(j)      Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the portion of the Term Loan made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Financing Agreements shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Term Loan, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Term Loan or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in  of this Agreement or any other Loan Document).  The Loan Parties agree that each participant shall be entitled to the benefits of Section 3.3 and Section 12.11 of this Agreement with respect to its participation in any portion of the Commitments and the Term Loan as if it was a Lender.

13.8         Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

13.9         Counterparts, Etc.  This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic means of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements.  Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic means of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.10                 Acknowledgment and Restatement.

(a)      Acknowledgment of Security Interests.

(i)      Borrowers and Guarantors hereby acknowledge, confirm and agree that Agent has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Loan Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent.

(ii)      The liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Loan Agreement, this Agreement or any other Financing Agreement.

(b)      Existing Financing Agreements.  Borrowers and Guarantors hereby acknowledge, confirm and agree that: (a) the Financing Agreements are in full force and effect as of the date hereof and (b) the agreements and obligations of Borrowers and Guarantors contained in the Financing Agreements constitute the legal, valid and binding obligations of those Borrowers and Guarantors party thereto against them in accordance with their respective terms, and Borrowers and Guarantors have no valid defense to the enforcement of such obligations, and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Financing Agreements.

(c)      Restatement.

(i)      Except as otherwise stated in this Section 13.10, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers and Guarantors for the Obligations heretofore granted, pledged and/or assigned to Agent and Lenders.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of Borrowers evidenced by or arising under the Financing Agreements, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(ii)      The principal amount of the Loans outstanding as of the date hereof under and as defined in the Existing Loan Agreement shall be allocated to the Loans hereunder in such manner and in such amounts as Agent shall determine.

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IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT

ABLECO, L.L.C., as Agent

By:	/s/ Daniel E. Wolf
	Name:	Daniel E. Wolf
	Title:	Senior Managing Director

LENDERS ABLECO FINANCE LLC, as a Lender

By:	/s/ Daniel E. Wolf
	Name:	Daniel E. Wolf
	Title:	President

A5 FUNDING LP, as a Lender

By:	/s/ Daniel E. Wolf
	Name:	Daniel E. Wolf
	Title:	Senior Managing Director

REGIMENT CAPITAL SPECIAL SITUATIONS FUND IV, L.P. (“Fund”), as a Lender

BY:	Regiment Capital IV GP, L.P. (“GPLP”), the Fund’s General Partner

By: Regiment Capital IV GP, LLC, General Partner of GPLP

By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Managing Director

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BORROWERS

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
OCMUS INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST 20 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Treasurer

EXHIBIT A
TO
LOAN AND SECURITY AGREEMENT

Form of Assignment and Acceptance Agreement

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of _____________, 200_  is made between ________________________ (the “Assignor”) and ____________________ (the “Assignee”).
W I T N E S S E T H:

WHEREAS, Ableco, L.L.C., in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Handy & Harman, a New York corporation, Bairnco Corporation, a Delaware corporation, and certain of their subsidiaries (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated as of September 12, 2011, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor made a [Term Loan A][Term Loan B][Term Loan C] (the “Existing Term Loan”) to Borrowers in an amount equal to $___________;

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Existing Term Loan in an amount equal to $______________ (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.      Assignment and Acceptance.

(a)       Subject to the terms and conditions of this Assignment and Acceptance,  Assignor hereby sells, transfers and assigns to Assignee, and  Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Existing Term Loan of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Existing Term Loan of Assignee shall be as set forth below and the Pro Rata Share of Assignee with respect to [Term Loan A][Term Loan B][Term Loan C] shall be _______ (__%) percent.

(b)       With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Term Loan in an amount equal to the Assigned Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Term Loan of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 6.4, 6.8, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)       After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s [Term Loan A][Term Loan B][Term Loan C] will be $_____________.

(d)       After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s [Term Loan A][Term Loan B][Term Loan C] will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2.      Payments.

(a)       As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee’s Pro Rata Share of the principal amount of [Term Loan A][Term Loan B][Term Loan C].

(b)      Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

3.      Reallocation of Payments.

  Any interest, fees and other payments accrued to the Effective Date with respect to the Existing Term Loan shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.      Independent Credit Decision.

  Assignee  acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Parent and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and  agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.      Effective Date; Notices.

(a)       As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)        this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)       the consent of Agent as required for an effective assignment of the Assigned Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)      written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv)     Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v)      the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b)       Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6.      Agent.  [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a)       Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b)       Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7.      Withholding Tax.

  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements,  (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8.      Representations and Warranties.

(a)       Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)       Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)       Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9.      Further Assurances.

  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10.      Miscellaneous

(a)       Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)       All payments made hereunder shall be made without any set-off or counterclaim.

(c)       Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)       This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)       THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)       ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE

___, 20__

Attn.:

Re:

Ladies and Gentlemen:

Ableco, L.L.C., in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Handy & Harman Group Ltd., a Delaware corporation and certain of its subsidiaries (collectively, “Borrowers”) as set forth in the Amended and Restated Loan and Security Agreement, dated as of September 12, 2011, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1.        We hereby give you notice of, and request your consent to, the assignment by __________________________ (the “Assignor”) to ___________________________ (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total [Term Loan A][Term Loan B][Term Loan C] pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand that the Assignor’s [Term Loan A][Term Loan B][Term Loan C] shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

2.        Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3.        The following administrative details apply to Assignee:

(A)	Notice address:
Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:
Account No.:
At:
Reference:
Attention:

4.      You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

A-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

ABLECO, L.L.C.,
as Agent

By:
Name:
Title:

A-2

EXHIBIT B
TO
LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Ableco, L.L.C.,
as Agent
299 Park Avenue, 22nd Floor
New York, New York 10171

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1.       I am the duly elected Chief Financial Officer of Handy & Harman Group Ltd., a Delaware corporation (“Parent”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amended and Restated Loan and Security Agreement, dated as of September 12, 2011, by and among Ableco, L.L.C., as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Parent and certain of its subsidiaries (as amended, modified or supplemented, from time to time, the “Loan Agreement”).

2.       I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Parent and its Subsidiaries, during the immediately preceding fiscal month.

3.       The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto.  Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4.       I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)	Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b)
Changed the location of its chief executive office, changed its jurisdiction of incorporation or formation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c)
Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower or Guarantor.

(d)	Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e)
Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent:  (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or Guarantor or its business, operations or assets or any properties at which such Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

(f)
Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or Guarantor.

5.      Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month whether Parent and its Subsidiaries are in compliance with the covenants set forth in Section 9.17 of the Loan Agreement for such fiscal month.

The foregoing certifications are made and delivered this day of ___________, 20__.

Very truly yours,

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

SCHEDULE 1
TO
LOAN AND SECURITY AGREEMENT

Commitments

Lender	Term Loan A Commitment	Term Loan B Commitment	Term Loan C Commitment	Total Commitment
Ableco Finance LLC	$0	$6,137,094.68	$12,500,000	$18,637,094.68
A5 FUNDING LP	$0	$6,362,905.32	$0	6,362,905.32
Regiment Capital Special Situations Fund IV, L.P.	$0	$12,500,000	$12,500,000	$25,000,000
Total	$0	$25,000,000	$25,000,000	$50,000,000

SCHEDULE 1.52
TO
LOAN AND SECURITY AGREEMENT

Exempt Subsidiaries

1.           Canfield Metal Coating Corporation
2.           Continental Industries, Inc.
3.           Micro-Tube Fabricators, Inc.
4.           EuroKasco S.A.
5.           Arlon LLC
6.           Arlon Viscor, Ltd.
7.           Arlon Signtech, Ltd.
8.           Arlon Partners, Inc.
9.           Arlon MED International LLC
10.         Arlon Adhesives & Films, Inc.
11.         Arlon Materials for Electronics Co., Ltd. (China)
12.         Arlon Material Technologies Co., Ltd. (China)
13.         Arlon India Private Limited (India)
14.         Any Subsidiary of any Exempt Subsidiary formed after the date of the Loan Agreement formed solely for purposes of consummation of a sale permitted by Section 9.7(b)(ix) of the Loan Agreement